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                                                               EXECUTION VERSION

                        MORTGAGE LOAN PURCHASE AGREEMENT

          This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 27, 2003, between Column Financial, Inc., a Delaware corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller"), and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser"), and KeyBank National Association, a national banking association ("KeyBank"), as an additional party (in such capacity, together with its successors and permitted assigns hereunder, the "Additional Party").

                                    RECITALS

          Column desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Exhibit A-1 Loans") identified on the schedule annexed hereto as Exhibit A-1, as such schedule may be amended from time to time pursuant to the terms hereof. Column acquired all of the Exhibit A-1 Loans from KeyBank in March 2003. In connection with its sale of the Exhibit A-1 Loans to Column, KeyBank agreed to make certain representations and warranties with respect to the Exhibit A-1 Loans, and to cause the delivery of certain documents with respect to the Exhibit A-1 Loans, to any person or entity that acquired the Exhibit A-1 Loans from Column, in accordance with the terms and provisions of the mortgage loan purchase agreement whereby Column acquired the Exhibit A-1 Loans from KeyBank. In satisfaction of its agreement with Column, KeyBank, as Additional Party, is making the representations and warranties in this Agreement, and delivering or causing the delivery of the documents required by this Agreement, with respect to the Exhibit A-1 Loans.

          In addition, KeyBank also previously sold to Column in December 2002 the multifamily and commercial mortgage loans (collectively, the "Exhibit A-2 Loans" and, collectively with the Exhibit A-1 Loans, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A-2 (together with Exhibit A-1, the "Mortgage Loan Schedule"), to Column Financial, Inc. ("Column"). Column has entered into a separate mortgage loan purchase agreement with CSFB Mortgage Securities, whereby Column has agreed to sell the Exhibit A-2 Loans, together with certain other multifamily and commercial mortgage loans, to CSFB Mortgage Securities (such agreement, the "Other MLPA"). In connection with its sale of the Exhibit A-2 Loans to Column, KeyBank agreed to make certain representations and warranties with respect to the Exhibit A-2 Loans to any person or entity that acquired those Mortgage Loans from Column, in accordance with the terms and provisions of the mortgage loan purchase agreement whereby Column acquired the Exhibit A-2 Loans from KeyBank. In satisfaction of its agreement with Column, KeyBank is making the representations and warranties in this Agreement with respect to the Exhibit A-2 Loans.

          CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage loans that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund") will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Fitch, Inc. and/or Moody's Investors Service, Inc. (together, the "Rating Agencies"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement dated as of April 11, 2003 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities, as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as master servicer and special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans to the Trust contemporaneously with its purchase of the Mortgage Loans hereunder or under the Other MLPA, as applicable.

          CSFB Mortgage Securities intends to sell certain classes of the Certificates (collectively, the "Publicly Offered Certificates") to Credit Suisse First Boston LLC ("CSFB LLC"), Goldman, Sachs & Co. and McDonald Investments Inc. (collectively in such capacity, the "Underwriters"), pursuant to an underwriting agreement dated as of March 27, 2003 (the "Underwriting Agreement), among CSFB Mortgage Securities and the Underwriters, and CSFB Mortgage Securities intends to sell certain classes of the remaining Certificates (the "Privately Offered Certificates") to CSFB LLC, pursuant to a certificate purchase agreement dated as of March 27, 2003 (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities and the CSFB LLC. The Publicly Offered Certificates are more fully described in a prospectus dated March 27, 2003 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated March 27, 2003 (the "Prospectus Supplement" and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Privately Offered Certificates are more fully described in a confidential offering circular dated March 27, 2003 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

          KeyBank will indemnify CSFB Mortgage Securities, CSFB LLC, the other Underwriters and certain related parties with respect to the disclosure regarding the Mortgage Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement dated as of March 27, 2003 (the "Indemnification Agreement"), among KeyBank, CSFB Mortgage Securities, CSFB LLC and the other Underwriters.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

          SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the Seller, subject to the terms and conditions set forth herein, the Exhibit A-1 Loans. The purchase and sale of the Exhibit A-1 Loans shall take place on April 11, 2003 or

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such other date as shall be mutually acceptable to the parties hereto (the
"Closing Date"). As of the close of business on the respective Due Dates for the Exhibit A-1 Loans in April 2003 (individually and collectively, the "Cut-off Date"), the Exhibit A-1 Loans will have an aggregate principal balance, after application of all payments of principal due on the Exhibit A-1 Loans on or before the Cut-off Date, whether or not received, of $171,417,338, subject to a variance of plus or minus 5%. The consideration for the Exhibit A-1 Loans shall be cash in the amount of 104.4% of such aggregate principal balance of the Exhibit A-1 Loans, together with accrued interest on the Exhibit A-1 Loans at their respective Net Mortgage Rates from and including the Cut-off Date to but not including the Closing Date, which cash amount the Purchaser shall pay to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

          SECTION 2. Conveyance of the Exhibit A-1 Loans.

          (a) Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Exhibit A-1 Loans, including all interest and principal received on or with respect to the Exhibit A-1 Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Exhibit A-1 Loans.

          (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Exhibit A-1 Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Exhibit A-1 Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to (and, upon receipt by the Purchaser, if applicable, shall be delivered to) the Seller).

          (c) On or before the Closing Date, the Additional Party shall, at its expense, subject to Section 18 hereof, with the reasonable cooperation of the Seller, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee the Mortgage File and any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan, as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Additional Party shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are required under such Letter of Credit to assign, without recourse, and/or to re-issue, to the Purchaser or its designee the Additional Party's rights as the beneficiary thereof and drawing party thereunder. The designated recipient of the items described in the first sentence of this paragraph, and the designated beneficiary under each Letter of Credit referred to in the second sentence of this paragraph, shall be the Trustee. The Purchaser hereby acknowledges that the assignment and/or re-issue process will require the Additional Party to deliver each original Letter of Credit to the issuing entity and the Purchaser hereby agrees that the Additional Party shall have up to forty-five (45) days to complete each such assignment and/or re-issue; provided, however, that if the

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Master Servicer determines to make a draw under any such Letter of Credit before the assignment and/or re-issue has been completed, then the Additional Party will cooperate with the Master Servicer in making the presentation and draw on the Letter of Credit and, if necessary, shall make such presentation and draw in its own name pursuant to the written instructions of the Master Servicer and shall deliver the proceeds thereof to the Master Servicer for the benefit of the Trust. If such a draw is not honored as a result of the assignment and/or re-issue process being incomplete, the Additional Party shall be liable to the Trust for all expenses, damages or losses, including, but not limited to, reimbursement of interest charged by the Master Servicer for any Advance made in lieu of the such draw, up to an amount not to exceed the amount of such draw, plus Advance Interest, and related expenses resulting from the failure of the draw to be so honored.

          If the Additional Party cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Exhibit A-1 Loan solely because the Additional Party is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Additional Party shall deliver such documents to the Purchaser or its designee, promptly upon the Additional Party's receipt thereof.

          In addition, the Additional Party shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent that any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its servicing agent):
(i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls, third-party underwriting reports, insurance policies, legal opinions, tenant estoppels and any other documents that the Purchaser or its servicing agent reasonably deems necessary to service the subject Exhibit A-1 Loan in the possession or under the control of the Additional Party or the Seller that relate to the Exhibit A-1 Loans and, to the extent they are not required to be a part of a Mortgage File for any Exhibit A-1 Loan, originals or copies of all documents, certificates and opinions in the possession or under the control of the Additional Party or the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Exhibit A-1 Loans (provided that the Additional Party shall not be required to deliver any attorney-client privileged communication or any other documents or materials prepared by the Additional Party or its affiliates solely for internal credit analysis and other internal uses); and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Additional Party or the Seller that relate to the Exhibit A-1 Loans. The designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the Master Servicer.

          In connection with the foregoing paragraphs of this Section 2(c), each of the Additional Party and the Seller is a designated recipient, or shall otherwise be the beneficiary, of all certifications relating to the Exhibit A-1 Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and
Section 2.02(b) of the Pooling and Servicing Agreement. To the extent that those certifications and/or the related exception reports reflect Document Defects with respect to the Exhibit A-1 Loans, those certifications and/or the related exception reports shall

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constitute notice to the Additional Party for purposes of Section 5 upon receipt thereof by the Additional Party.

          (d) The Additional Party shall be responsible for all reasonable fees and out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Exhibit A-1 Loans that are required to be recorded or filed, as the case may be, under the Pooling and Servicing Agreement; provided that the Additional Party shall not be responsible for actually recording or filing any such assignments or other instruments of transfer. If the Additional Party receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Additional Party shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be; provided that the cost of such preparation shall be borne by the Purchaser if the loss or return is caused by the Purchaser's negligence. The Additional Party shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents with respect to the Exhibit A-1 Loans that the Purchaser has been unable to record. Unless the Purchaser notifies the Additional Party in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee.

          (e) Upon the sale of Certificates representing at least 10% of the total fair value of all the Certificates to unaffiliated third parties, the Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the Exhibit A-1 Loans to the Purchaser, as provided herein, as a sale of the Exhibit A-1 Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, upon the sale of Certificates representing at least 10% of the total fair value of all the Certificates to unaffiliated third parties, the Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Regardless of its treatment of the transfer of the Exhibit A-1 Loans to the Purchaser under GAAP, the Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Exhibit A-1 Loans have been transferred to the Purchaser and are no longer available to satisfy claims of the Seller's creditors.

          (f) After the Seller's transfer of the Exhibit A-1 Loans to the Purchaser, as provided herein, neither the Seller nor the Additional Party shall take any action inconsistent with the Purchaser's ownership of any of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller and/or the Additional Party are expressly permitted to complete subsequent to the Closing Date, each of the Seller and the Additional Party shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Exhibit A-1 Loans by the Seller to the Purchaser.

          (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Additional Party shall, within 15 days of its discovery or receipt of notice of any error on the

Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

          SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. Each of the Seller and the Additional Party shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser prior to the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, any of the Mortgage Loans, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Additional Party's representations and warranties made pursuant to Section 4 hereof (subject, however, to Section 5(d)).

          SECTION 4. Representations, Warranties and Covenants of the Seller, the Additional Party and the Purchaser.

          (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser and the Additional Party, each of the representations and warranties set forth in Exhibit B-1 hereto. The Additional Party hereby makes, as of the Closing Date, to and for the benefit of the Seller and the Purchaser, each of the representations and warranties set forth in Exhibit B-2 hereto. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller and the Additional Party, each of the representations and warranties set forth in Exhibit B-3 hereto.

          (b) The Additional Party hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Mortgage Loan, each of the representations and warranties set forth in Exhibit C hereto.

          (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB LLC and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Exhibit A-1 Loans. The Additional Party hereby represents and warrants, as of the Closing Date, to and for the benefit of CSFB Mortgage Securities only, that the Additional Party has not dealt with any broker, investment banker, agent or other person (other than the CSFB Mortgage Securities, CSFB LLC and the other Underwriters) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

          (d) The Additional Party hereby agrees that it shall be deemed to make, as of the date of substitution, to and for the benefit of the Purchaser, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), by the Additional Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C hereto (references therein to "Closing Date" being deemed to be references to the "date of substitution", references

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therein to "Cut-off Date" being deemed to be references to the "most recent Due
Date for the subject Replacement Mortgage Loan on or before the date of substitution" and references to "April 2003" and "March 2003" being deemed to be references to the "month of substitution" and the "month preceding the month of substitution", respectively). From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes (and, regardless of whether it replaced an Exhibit A-1 Loan or an Exhibit A-2 Loan, shall also be deemed to constitute a "Exhibit A-1 Loan" hereunder for all purposes).

          (e) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files for the Exhibit A-1 Loans to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

          (f) For purposes of this Agreement, "Breach" shall mean a breach of representation and warranty made by the Additional Party with respect to any Mortgage Loan pursuant to Section 4(b) or 4(d) of this Agreement. Also for purposes of this Agreement, "Material Breach" shall mean, with respect to any Mortgage Loan or REO Property, any Breach that materially and adversely affects the value of, or the interests of the Purchaser (or, for so long as such Mortgage Loan is subject to the Pooling and Servicing Agreement, of the Trust) in, such Mortgage Loan or REO Property, or that materially and adversely affects the interests of any Certificateholder in such Mortgage Loan or REO Property.

          SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

          (a) The Purchaser or one of its servicing agents shall provide the Additional Party with written notice of any Material Breach with respect to a Mortgage Loan or any Material Document Defect with respect to an Exhibit A-1 Loan. Within 90 days (or in the case of a Material Document Defect that consists of the failure to deliver a Specially Designated Mortgage Loan Document with respect to any Exhibit A-1 Loan, 15 days) of the earlier of discovery or receipt of written notice by the Additional Party that there has been a Material Breach with respect to any Mortgage Loan or a Material Document Defect with respect to any Exhibit A-1 Loan (such 90-day (or, if applicable, 15-day) period, the "Initial Resolution Period"), the Additional Party shall, subject to Section 5(b), Section 5(c) and Section 5(d) below, (i) correct or cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Mortgage Loan affected by such Material Breach (such Mortgage Loan, a "Defective Mortgage Loan") or the Exhibit A-1 Loan affected by such Material Document Defect (such Exhibit A-1 Loan, also a "Defective Mortgage Loan"), as the case may be, at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if the Additional Party shall have delivered to the Purchaser a certification executed on behalf of the Additional Party by an officer thereof stating (i) that such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan is or, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), was a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) that such


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Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) that the Additional Party has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, (iv) what actions the Additional Party is pursuing in connection with the cure thereof and (v) that the Additional Party anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Additional Party shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Additional Party's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect, as applicable, arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury regulation section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, then the Additional Party may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. Neither the Seller nor the Additional Party shall have any obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if either such party discovers a Material Breach with respect to any Mortgage Loan or a Material Document Defect with respect to any Exhibit A-1 Loan, it will notify the Purchaser.

          Notwithstanding the foregoing, if there exists a Breach of any representation or warranty on the part of the Additional Party set forth in, or made pursuant to, Section 4(b) or 4(d) of this Agreement relating to whether or not the Mortgage Loan Documents or any particular Mortgage Loan Document for any Mortgage Loan for any reason requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan Document(s), then the Additional Party shall, in accordance with, and no later than 90 days following the Additional Party's receipt of, the written directions of the Purchaser or its servicing agent, wire transfer to the account designated in those directions, the amount of any such costs and expenses actually paid by the Purchaser that are the basis of such Breach. Upon its making such wire transfer, the Additional Party shall be deemed to have cured such Breach in all respects. Provided that such payment is made, this paragraph describes the sole remedy available to the Purchaser (including, without limitation, the Certificateholders and the Trustee on their behalf) regarding any such Breach, regardless of whether it constitutes a Material Breach, and the Additional Party shall not be obligated to otherwise cure such Breach or repurchase the affected Mortgage Loan under any circumstances.

          "Resolution Extension Period" shall mean:

          (i) for purposes of remediating a Material Breach with respect to any Mortgage Loan, 90 days;

          (ii) for purposes of remediating a Material Document Defect with respect to any Exhibit A-1 Loan that is and remains a Performing Pooled Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the Additional Party's receipt of written notice from the Purchaser or its servicing agent of the occurrence of any Servicing Transfer Event with respect to such Exhibit A-1 Loan subsequent to the end of such Initial Resolution Period;

          (iii) for purposes of remediating a Material Document Defect with respect to any Exhibit A-1 Loan that is a Performing Pooled Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and (B) the Additional Party's receipt of written notice from the Purchaser or its servicing agent of the occurrence of such Servicing Transfer Event; and

          (iv) for purposes of remediating a Material Document Defect with respect to any Exhibit A-1 Loan that is a Specially Serviced Pooled Mortgage Loan or has become a Pooled REO Loan as of the commencement of the applicable Initial Resolution Period, the 30th day following the end of such Initial Resolution Period; provided that, if the Additional Party did not receive written notice from the Purchaser or its servicing agent of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause
     (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following two provisos, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Exhibit A-1 Loan, if such Exhibit A-1 Loan is then subject to the Pooling and Servicing Agreement, and if the Additional Party escrows with the Master Servicer, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Exhibit A-1 Loan and subsequently delivers to the Master Servicer, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Exhibit A-1 Loan as such price may increase over time (the total amount of cash delivered to the Master Servicer with respect to any Exhibit A-1 Loan as contemplated by this proviso or the immediately following proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the

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remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Exhibit A-1 Loan is no longer outstanding and part of the Trust Fund and (iii) if such Exhibit A-1 Loan becomes a Specially Serviced Pooled Mortgage Loan under the Pooling and Servicing Agreement, the date, if any, on which the Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof; and provided, further, that if the Material Document Defect referred to in the preceding proviso consists of a failure to deliver a Specially Designated Mortgage Loan Document, and if the Additional Party delivers to the Master Servicer a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Exhibit A-1 Loan, then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended to the 15th day following the end of the applicable Initial Resolution Period.

          The Purchaser or its servicing agent shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Exhibit A-1 Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account") and shall be entitled to make withdrawals from such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Exhibit A-1 Loan, to cover any Realized Loss related thereto; and (iii) if the Additional Party so directs, or if the balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Exhibit A-1 Loan (except where a Purchase Price Security Deposit equal to 25% of the outstanding principal balance of the subject Exhibit A-1 Loan is permitted to be delivered in order to obtain a 15-day Resolution Extension Period with respect to the failure to deliver a Specially Designated Mortgage Loan Document), or if such Material Document is not remedied on or before the second anniversary of the Closing Date, or if such Exhibit A-1 Loan becomes a Specially Serviced Pooled Mortgage Loan under the Pooling and Servicing Agreement and the Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Exhibit A-1 Loan (with the Additional Party to pay any remaining balance of such Purchase Price). The Additional Party may obtain a release of the Purchase Price Security Deposit for any Exhibit A-1 Loan (net of any amounts payable therefrom as contemplated by the prior sentence) upon such Exhibit A-1 Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects and all associated fees and expenses being paid in full. The Additional Party may direct the Purchaser or its servicing agent to invest or cause the investment of the funds deposited in any Purchase Price Security Deposit Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its servicing agent shall act upon the written instructions of the Additional Party with respect to the investment of funds in any Purchase Price Security Deposit Account in such Permitted Investments; provided that in the absence of appropriate written instructions from the Additional Party, the Purchaser shall have no obligation to invest or direct the investment of funds in such Purchase Price Security Deposit

Account. All income and gain realized from the investment of funds deposited in any Purchase Price Security Deposit Account shall be for the benefit of the Additional Party and shall be withdrawn by the Purchaser or its servicing agent and remitted to the Additional Party on each Master Servicer Remittance Date (net of any losses incurred and any deposits required to be made by the Additional Party as contemplated by the second proviso to the prior paragraph), and the Additional Party shall remit to the Purchaser from the Additional Party's own funds for deposit into such Purchase Price Security Deposit Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Additional Party shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Purchase Price Security Deposit Account. Neither the Purchaser nor any of its servicing agents shall have any responsibility or liability with respect to the investment directions of the Additional Party, the investment of funds in any Purchase Price Security Deposit Account in Permitted Investments or any losses resulting therefrom.

          If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Additional Party as contemplated by Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its servicing agent shall use its best efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto (as to each such group, the "Primary Real Property Collateral"); provided that, if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then no such termination shall be affected unless and until the Trustee and the Master Servicer shall have received (i) an Opinion of Counsel from independent counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (ii) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Additional Party may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser and its servicing agents pursuant to this paragraph (to the extent not reimbursed by the related Borrower) shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced.

          If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the prior paragraph for any reason (including, but not limited to, the Additional Party's failure to satisfy any of the conditions set forth in the first proviso to the first sentence of the prior paragraph), if the Additional Party has not elected to purchase the entire affected Cross-Collateralized Group, and if such Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, then, to the extent that the Additional Party is required to repurchase or replace any Mortgage Loan in that Cross-Collateralized Group in the manner prescribed above while the Trust continues to hold any other Mortgage Loan in that Cross-Collateralized Group, the Trustee, on behalf of the Trust, and the Additional Party each hereby agrees to forbear from enforcing any remedies against the other's Primary Real Property Collateral but may exercise remedies against the Primary Real Property Collateral securing the Mortgage Loans in that Cross-Collateralized Group held by it; provided that the Trustee and the Master Servicer shall have received, at the expense of the Additional Party, an Opinion of Counsel from independent counsel to the effect that (i) the exercise of remedies by the Additional Party, on the one hand, or the Trust, on the other hand, with respect to the Primary Real Property Collateral securing the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such party would not materially and adversely affect the rights of the other such party to proceed against the Primary Real Property Collateral for the respective Mortgage Loan(s) in such Cross-Collateralized Group held by such other party and
(ii) the foregoing arrangement would not result in an Adverse REMIC Event with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to any Grantor Trust Pool. Any Additional Collateral (including any reserve or other cash collateral or letters of credit) securing the subject Cross-Collateralized Group shall be allocated between the Mortgage Loans therein held by the Additional Party, on the one hand, and the Trust, on the other hand, in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon the outstanding principal balances of their respective Mortgage Loans in such Cross-Collateralized Group. All other terms of the Mortgage Loans in such Cross-Collateralized Group shall remain in full force and effect, without any modification thereof. The Borrowers under the respective Cross-Collateralized Groups of Mortgage Loans are intended third-party beneficiaries of the provision set forth in this paragraph. The provisions of this paragraph may not be modified with respect to any Mortgage Loan in a Cross-Collateralized Group without the related Borrower's consent.

          If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by the second preceding paragraph for any reason (including, but not limited to, the Additional Party's failure to satisfy any of the conditions set forth in the first proviso to the first sentence of the second preceding paragraph) and the forbearance arrangement in respect of such Cross-Collateralized Group cannot be effected as contemplated by the preceding paragraph for any reason (including, but not limited to, the Additional Party's failure to satisfy any of the conditions set forth in the proviso to the first sentence of the prior paragraph), then the entire Cross-Collateralized Group shall be repurchased or replaced if the subject Material Breach or Material Document Defect, as the case may be, is not remedied in all material respects by the end of the applicable Initial Resolution Period and any applicable Resolution Extension Period.

          Whenever one or more mortgage loans are substituted by the Additional Party for a Defective Mortgage Loan as contemplated by Section 5(a), the Additional Party shall (i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee (which designee, unless otherwise stated, is the Trustee), (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Additional Party.

          If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by Section 5(a), the Additional Party shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser or its servicing agent.

          (b) It shall be a condition to any repurchase or replacement of a Defective Mortgage Loan by the Additional Party pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Additional Party, in each case without recourse, as shall be necessary to vest in the Additional Party the legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder.

          (c) If, on or after October 11, 2004, the Additional Party receives notice of a Material Document Defect with respect to any Exhibit A-1 Loan, which Material Document Defect constitutes a Recording Omission, and if such Exhibit A-1 Loan is still subject to the Pooling and Servicing Agreement, then the Additional Party, with the consent of the Controlling Class Representative, which consent may be granted or withheld in its sole discretion, in lieu of repurchasing or replacing such Exhibit A-1 Loan (as and to the extent contemplated by Section 5(a) above), but in no event later than such repurchase would have to have been completed, establish a Recording Omission Credit or a Recording Omission Reserve with the Master Servicer. In furtherance of the preceding sentence, the Purchaser or its servicing agent shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its servicing agent shall deposit any Recording Omission Reserve into the Special Reserve Account within one Business Day of receipt. The Additional Party may direct the Purchaser or its servicing agent to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser or its servicing agent shall act upon the written instructions of the Additional Party with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Additional Party, the Purchaser shall have no obligation to invest or direct the investment of funds in such

Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Additional Party and shall be withdrawn by the Purchaser or its servicing agent and remitted to the Additional Party on each Master Servicer Remittance Date (net of any losses incurred), and the Additional Party shall remit to the Purchaser from the Additional Party's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Additional Party shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its servicing agents shall have any responsibility or liability with respect to the investment directions of the Additional Party, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording Omission Credit shall (i) entitle the Purchaser or its servicing agent to draw upon the Recording Omission Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its servicing agent, and (iii) be issued by such issuer and contain such other terms as the Purchaser or its servicing agent may reasonably require to make such Recording Omission Credit reasonably equivalent security to a Recording Omission Reserve in the same amount. Once a Recording Omission Reserve or Recording Omission Credit is established with respect to any Exhibit A-1 Loan, the Purchaser or its servicing agent shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording Omission Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its servicing agent as a result of a Recording Omission. The Recording Omission Reserve or Recording Omission Credit or any unused balance thereof with respect to any Exhibit A-1 Loan will be released to the Additional Party by the Purchaser upon the earlier of the Additional Party's cure of all Recording Omissions with respect to such Exhibit A-1 Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording Omissions with respect to such Exhibit A-1 Loan) and such Exhibit A-1 Loan's no longer being a part of the Trust Fund under the Pooling and Servicing Agreement.

          (d) It is understood and agreed that the obligations of the Additional Party set forth in this Section 5 to cure a Material Breach with respect to any Mortgage Loan or a Material Document Defect with respect to any Exhibit A-1 Loan, repurchase or replace the related Defective Mortgage Loan(s) or establish a Recording Omission Credit or a Recording Omission Reserve with respect to the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders with respect to a Breach with respect to any Mortgage Loan or a Document Defect in respect of any Exhibit A-1 Loan.

          (e) If the Additional Party disputes that a Material Document Defect exists with respect to any Exhibit A-1 Loan or a Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the related Defective Mortgage Loan from the Purchaser or its assignee or (iii) to replace the related Defective Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the foregoing provisions of this Section 5, then

(provided that (i) the Defective Mortgage Loan is then subject to the Pooling and Servicing Agreement, (ii) the applicable Initial Resolution Period and any applicable Resolution Extension Period has expired and (iii) the Defective Mortgage Loan is then in default and is then a Specially Serviced Pooled Mortgage Loan) the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Defective Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, while pursuing the repurchase claim, and such action shall not be a defense to the repurchase claim or alter the applicable Purchase Price.

          If any REO Property in respect of any Defective Mortgage Loan is subject to the Pooling and Servicing Agreement, then the Additional Party shall be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase such REO Property. Upon the receipt of such notice by the Additional Party, the Additional Party shall then have the right to repurchase such REO Property from the Trust at a purchase price equal to the amount of such offer. The Additional Party shall have three (3) Business Days to purchase such REO Property from the date that it was notified of such offer. The Special Servicer shall be obligated to provide the Additional Party with any appraisal or other third-party reports relating to such REO Property within its possession to enable the Additional Party to evaluate such REO Property. Any sale of a Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of any related REO Property, to a Person other than the Additional Party shall be (i) without recourse of any kind (either expressed or implied) by such Person against the Additional Party and (ii) without representation or warranty of any kind (either expressed or implied) by the Additional Party to or for the benefit of such Person.

          The fact that a Material Breach or Material Document Defect is not discovered until after foreclosure (but in all instances prior to the sale of the subject Defective Mortgage Loan or REO Property) shall not prejudice any claim of the Trust against the Additional Party for repurchase of the subject Defective Mortgage Loan or REO Property. The provisions of this Section 5 regarding remedies against the Additional Party for a Material Breach with respect to any Mortgage Loan or Material Document Defect with respect to any Exhibit A-1 Loan shall also apply to the related REO Property.

          If the Additional Party fails to correct or cure the Material Breach or Material Document Defect or purchase the subject REO Property, then the provisions above regarding notice of offers related to such REO Property and the Additional Party's right to purchase such REO Property shall apply. If a court of competent jurisdiction issues a final order that the Additional Party is or was obligated to repurchase the related Defective Mortgage Loan or REO Property or the Additional Party otherwise accepts liability, then, after the expiration of any applicable appeal period, but in no event later than the termination of the Trust pursuant to the Pooling and Servicing Agreement, the Additional Party will be obligated to pay to the Trust the amount, if any, by which the applicable Purchase Price exceeds any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Additional Party); provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys' fees) related thereto.

          SECTION 6. Closing. The closing of the sale of the Exhibit A-1 Loans (the "Closing") shall be held at the offices of Sidley Austin Brown & Wood LLP, 787 Seventh Avenue, New York, New York 10019 at 10:00 a.m., New York City time, on the Closing Date.

          The Closing shall be subject to each of the following conditions:

          (i) all of the representations and warranties of each of the Seller and the Additional Party made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Seller or the Additional Party hereunder), to the Seller or the Additional Party, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) the Additional Party shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and each of the Seller and the Additional Party shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

          (vi) the Seller shall have received the consideration for the Exhibit A-1 Loans, as contemplated by Section 1;

          (vii) the Additional Party shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

          (viii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

          Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

          SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (i) this Agreement, duly executed by the Purchaser, the Seller and the Additional Party;

          (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) each of the certificates, opinions and documents required to be delivered by or on behalf of the Seller pursuant to clauses (iii), (iv)
     (v), (vi) and (vii) of Section 7 of the Other MLPA;

          (iv) an Officer's Certificate substantially in the form of Exhibit D-1A hereto, executed by the Secretary or an assistant secretary of the Additional Party, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFB LLC, the other Underwriters and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Additional Party authorizing the Additional Party's entering into the transactions contemplated by this Agreement, and (B) the organizational documents of the Additional Party;

          (v) a certificate of good standing with respect to the Additional Party issued by the Comptroller of the Currency not earlier than 30 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (vi) a Certificate of the Additional Party substantially in the form of Exhibit D-1B hereto, executed by an executive officer of the Additional Party on the Additional Party's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vii) a written opinion of in-house counsel for the Additional Party, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-2A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) a written opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, special counsel for the Additional Party, dated the Closing Date and addressed to the Interested Parties and the respective parties to the Pooling and Servicing Agreement, which opinion shall be substantially in the form of Exhibit D-2B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) copies of all other opinions rendered by counsel for the Seller or the Additional Party to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Exhibit A-1 Loans hereunder as a true sale, with each such opinion to be addressed to CSFB Mortgage Securities, CSFB LLC, the other Underwriters and the Trustee or accompanied by a letter signed by such counsel stating that CSFB Mortgage

     Securities, CSFB LLC, the other Underwriters and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

          (x) a letter from Polsinelli Shalton & Welte, P.C., special counsel for the Additional Party, dated the Closing Date and addressed to CSFB Mortgage Securities, CSFB LLC and the other Underwriters, which letter shall be substantially in the form of Exhibit D-2C hereto;

          (xi) one or more comfort letters from Ernst & Young LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement, the Prospectus Supplement and the Confidential Offering Circular, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFB LLC, the other Underwriters and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in any preliminary Prospectus Supplement, the Prospectus Supplement and the Confidential Offering Circular, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement, the Prospectus Supplement and the Confidential Offering Circular, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement, the Prospectus Supplement and the Confidential Offering Circular, respectively, to be in agreement with the results of such calculations; and

          (xii) such further certificates, opinions and documents as the Purchaser may reasonably request prior to the Closing Date or any Rating Agency may require and in a form reasonably acceptable to the Purchaser, the Seller and the Additional Party.

          SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the settlement agreement dated the Closing Date.

          SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing: if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Edmund Taylor, Telecopy No.:
(212) 743-4756 (with a copy to Pamela McCormack, Telecopy No.: (917) 326-7805), or such other address as may be designated by the Purchaser to the other parties hereto in writing; or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, Telecopy No.: (404) 261-5879, or such other address as may be designated by the Seller to the other parties hereto in writing; or, if to the Additional Party, addressed to the Additional Party at 911 Main Street, Suite 1500, Kansas City, Missouri 64105, Attention: E.J. Burke, Telecopy No.: (816) 221-8848 (with a copy to 127 Public Square, Cleveland, Ohio 44114, Attention: Robert C. Bowes), or such other address as may be designated by the Additional Party to the other parties hereto in writing.

          SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller or the Additional Party, without the consent of such other party.

          SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Exhibit A-1 Loans. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Exhibit A-1 Loans by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Exhibit A-1 Loans are held to continue to be property of the Seller, then:
(a) this Agreement shall be deemed to be a security agreement under applicable law; (b) the transfer of the Exhibit A-1 Loans provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Exhibit A-1 Loans and all amounts payable to the holder(s) of the Exhibit A-1 Loans in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Exhibit A-1 Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder;
(d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest under applicable law; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, bailees, agents or securities intermediaries (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions, including, without limitation, the filing of UCC financing statements, as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Exhibit A-1 Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

          SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller or the Additional Party delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Exhibit A-1 Loans by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

          SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 14. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO AGREEMENTS NEGOTIATED, MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, THE SELLER, THE ADDITIONAL PARTY AND THE PURCHASER EACH HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

          SECTION 15. Further Assurances. The Seller, the Additional Party and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

          SECTION 16. Successors and Assigns. The respective rights and obligations of the Seller and the Additional Party under this Agreement shall not be assigned by the Seller or the Additional Party, as applicable, without the prior written consent of the Purchaser, except that any person into which the Seller or the Additional Party may be merged or consolidated, or any corporation or other legal entity resulting from any merger, conversion or consolidation to which the Seller or the Additional Party is a party, or any person succeeding to all or substantially all of the business of the Seller or the Additional Party, shall be the successor to the Seller or the Additional Party, as the case may be, hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Additional Party and the Purchaser, and their respective successors and permitted assigns.

          SECTION 17. Information. On or before the Closing Date, the Additional Party shall provide the Purchaser with such information about the Additional Party, the Mortgage Loans and the Additional Party's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

          SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group of the Exhibit A-1 Loans only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Exhibit A-1 Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Exhibit A-1 Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Exhibit A-1 Loan.

          SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                                      * * *

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Seller, the Additional Party and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                      COLUMN FINANCIAL, INC.


                                      By: /s/ Jeffrey A. Altabef
                                          --------------------------------------
                                      Name:  Jeffrey A. Altabef
                                      Title: Vice President


                                      KEYBANK NATIONAL ASSOCIATION


                                      By: /s/ Clay M. Sublett
                                          --------------------------------------
                                      Name:  Clay M. Sublett
                                      Title: Authorized Official


                                      CREDIT SUISSE FIRST BOSTON
                                      MORTGAGE SECURITIES CORP.


                                      By: /s/ Jeffrey A. Altabef
                                          --------------------------------------
                                      Name:  Jeffrey A. Altabef
                                      Title: Vice President

                                   Exhibit A-1

                        Mortgage Loan Schedule -- Part 1

                      [See attached list of Mortgage Loans]


                                     A-1-1

                                                                                                                         Zip
#    Crossed   Loan Name                             Address                  City                 State                Code
-----------------------------------------------------------------------------------------------------------------------------------
 7             2300 Imperial Building        2300 East Imperial        El Segundo           CA                   90245
                                             Highway
-----------------------------------------------------------------------------------------------------------------------------------
 8             800 Jefferson Street          800 Jefferson Street      Hoboken              NJ                   07030
-----------------------------------------------------------------------------------------------------------------------------------
12             The Shops at Cambridge        2001 West Maple Road      Troy                 MI                   48084
               Crossing
-----------------------------------------------------------------------------------------------------------------------------------
13     (A)     Brooks B Portfolio            Please see Exhibit A-1    Please see Exhibit   Please see Exhibit   Please see Exhibit
                                             in the Prospectus         A-1 in the           A-1 in the           A-1 in the
                                             Supplement                Prospectus           Prospectus           Prospectus
                                                                       Supplement           Supplement           Supplement
-----------------------------------------------------------------------------------------------------------------------------------
14     (A)     596 Lowell                    596 Lowell Street         Methuen              MA                   01844
-----------------------------------------------------------------------------------------------------------------------------------
19             Main Street Medical Campus    230-280 South Main        Orange               CA                   92868
                                             Street
-----------------------------------------------------------------------------------------------------------------------------------
21             Randolph Mall                 345 Randolph Mall         Asheboro             NC                   27203
-----------------------------------------------------------------------------------------------------------------------------------
45             Clovis Country Shopping       2139-2167 Shaw Avenue     Clovis               CA                   93611
               Center
-----------------------------------------------------------------------------------------------------------------------------------
50             Symmes Gate Station           9666 East Kemper Road     Loveland             OH                   45140
-----------------------------------------------------------------------------------------------------------------------------------
51             Circuit City - Bolingbrook,   111 South Weber Road      Bolingbrook          IL                   60490
               IL
-----------------------------------------------------------------------------------------------------------------------------------
53             Allsize Storage               2785 Palisades Drive      Corona               CA                   92880
-----------------------------------------------------------------------------------------------------------------------------------
61             Circuit City - Colonial       820 Southpark Boulevard   Colonial Heights     VA                   23834
               Heights, VA
-----------------------------------------------------------------------------------------------------------------------------------
66             Sav-On Drug Store -           44430 Challenger Way      Lancaster            CA                   93535
               Lancaster, CA
-----------------------------------------------------------------------------------------------------------------------------------
72             Walgreens - Grand Rapids,     5100 East Beltline        Grand Rapids         MI                   49525
               MI                            Avenue, NE
-----------------------------------------------------------------------------------------------------------------------------------
83             CVS - Indianapolis, IN        7202 Michigan Road        Indianapolis         IN                   46268
-----------------------------------------------------------------------------------------------------------------------------------
89             Sandalwood Apartment          2162 30th Street          Greeley              CO                   80631
               Complex
-----------------------------------------------------------------------------------------------------------------------------------
92             Wilcox Apartments             305 South Main Street     Middletown           CT                   06457
-----------------------------------------------------------------------------------------------------------------------------------

               Mortgage     Original    Cut-off Date                  Interest     Original
                 Loan      Principal      Principal    Maturity/ARD     Only     Amortization
#    Crossed    Seller      Balance        Balance       Balance       Period        Term
---------------------------------------------------------------------------------------------
 7             KeyBank    $31,000,000    $30,863,048    $23,924,040      0           300

---------------------------------------------------------------------------------------------
 8             KeyBank    $30,000,000    $29,906,469    $25,290,890      0           360
---------------------------------------------------------------------------------------------
12             KeyBank    $22,000,000    $21,981,038    $18,580,924      0           360

---------------------------------------------------------------------------------------------
13     (A)     KeyBank    $15,150,000    $15,117,047    $12,835,359      0           360



---------------------------------------------------------------------------------------------
14     (A)     KeyBank    $ 5,525,000    $ 5,512,982    $ 4,680,881      0           360
---------------------------------------------------------------------------------------------
19             KeyBank    $16,000,000    $15,954,217    $13,667,857      0           360

---------------------------------------------------------------------------------------------
21             KeyBank    $15,700,000    $15,507,167    $12,169,284      0           300
---------------------------------------------------------------------------------------------
45             KeyBank    $ 5,728,000    $ 5,706,262    $ 4,613,842      0           324

---------------------------------------------------------------------------------------------
50             KeyBank    $ 4,950,000    $ 4,946,287    $ 4,244,692      0           360
---------------------------------------------------------------------------------------------
51             KeyBank    $ 4,800,000    $ 4,789,627    $ 4,071,439      0           360

---------------------------------------------------------------------------------------------
53             KeyBank    $ 4,687,000    $ 4,666,949    $ 3,642,850      0           300
---------------------------------------------------------------------------------------------
61             KeyBank    $ 4,154,250    $ 4,145,273    $ 3,523,703      0           360

---------------------------------------------------------------------------------------------
66             KeyBank    $ 3,410,000    $ 3,399,765    $ 2,891,884      0           360

---------------------------------------------------------------------------------------------
72             KeyBank    $ 2,900,000    $ 2,891,702    $ 2,477,299      0           360

---------------------------------------------------------------------------------------------
83             KeyBank    $ 2,219,750    $ 2,214,866    $ 1,876,720      0           360
---------------------------------------------------------------------------------------------
89             KeyBank    $ 2,200,000    $ 2,012,827    $ 1,703,280      0           300

---------------------------------------------------------------------------------------------
92             KeyBank    $ 1,826,000    $ 1,801,813    $ 1,622,254      0           360
---------------------------------------------------------------------------------------------


                                      A-1-2

 Remaining     Original   Remaining   Mortgage                                        First
Amortization    Term to    Term to    Interest    Interest Calculation    Monthly    Payment     Maturity
   Term        Maturity    Maturity     Rate     (30/360 / Actual/360)    Payment      Date        Date
---------------------------------------------------------------------------------------------------------
     297          120        117       5.900%          Actual/360        $197,843    2/1/2003    1/1/2028
---------------------------------------------------------------------------------------------------------
     357          120        117       5.800%          Actual/360        $176,026    2/1/2003    1/1/2013
---------------------------------------------------------------------------------------------------------
     359          120        119       5.850%          Actual/360        $129,787    4/1/2003    3/1/2013
---------------------------------------------------------------------------------------------------------
     358          120        118       5.970%          Actual/360        $ 90,540    3/1/2003    2/1/2033
---------------------------------------------------------------------------------------------------------
     358          120        118       5.970%          Actual/360        $ 33,019    3/1/2003    2/1/2033
---------------------------------------------------------------------------------------------------------
     357          120        117       6.250%          Actual/360        $ 98,515    2/1/2003    1/1/2033
---------------------------------------------------------------------------------------------------------
     291          120        111       6.500%            30/360          $106,008   8/11/2002   7/11/2012
---------------------------------------------------------------------------------------------------------
     321          120        117       5.910%          Actual/360        $ 35,421    2/1/2003    1/1/2030
---------------------------------------------------------------------------------------------------------
     359          120        119       6.370%          Actual/360        $ 30,865    4/1/2003    3/1/2033
---------------------------------------------------------------------------------------------------------
     358          120        118       6.010%          Actual/360        $ 28,809    3/1/2003    2/1/2033
---------------------------------------------------------------------------------------------------------
     297          120        117       6.110%          Actual/360        $ 30,514    2/1/2003    1/1/2013
---------------------------------------------------------------------------------------------------------
     358          120        118       6.010%          Actual/360        $ 24,934    3/1/2003    2/1/2033
---------------------------------------------------------------------------------------------------------
     357          120        117       6.000%          Actual/360        $ 20,445    2/1/2003    1/1/2033
---------------------------------------------------------------------------------------------------------
     357          120        117       6.250%          Actual/360        $ 17,856    2/1/2003    1/1/2033
---------------------------------------------------------------------------------------------------------
     358          120        118       5.900%          Actual/360        $ 13,166    3/1/2003    2/1/2033
---------------------------------------------------------------------------------------------------------
     246          120         66       5.990%          Actual/360        $ 14,161   11/1/1998   10/1/2023
---------------------------------------------------------------------------------------------------------
     340          120        100       7.730%          Actual/360        $ 13,056    9/1/2001    8/1/2011
---------------------------------------------------------------------------------------------------------

                                                                                             Contractual
                                                    Yield      Servicing and   Engineering    Recurring
             Prepayment Provision   Defeasance   Maintenance       Trustee      Reserve at    Replacement
   ARD        as of Origination       Option       Spread           Fees       Origination   Reserve/FF&E
---------------------------------------------------------------------------------------------------------
 1/1/2013   Lock/115_0.0%/5             Yes           N/A          0.0521%            N/A       $18,867
---------------------------------------------------------------------------------------------------------
      N/A   Lock/117_0.0%/3             Yes           N/A          0.0521%            N/A       $28,800
---------------------------------------------------------------------------------------------------------
      N/A   Lock/116_0.0%/4             Yes           N/A          0.0521%       $ 43,586           N/A
---------------------------------------------------------------------------------------------------------
 2/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%       $205,000           N/A
---------------------------------------------------------------------------------------------------------
 2/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A           N/A
---------------------------------------------------------------------------------------------------------
 1/1/2013   Lock/113_0.0%/7             Yes           N/A          0.0521%            N/A       $15,271
---------------------------------------------------------------------------------------------------------
      N/A   Lock/113_0.0%/7             Yes           N/A          0.0521%            N/A       $50,840
---------------------------------------------------------------------------------------------------------
 1/1/2013   Lock/116_0.0%/4             Yes           N/A          0.1021%            N/A       $ 4,070
---------------------------------------------------------------------------------------------------------
 3/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A       $ 5,118
---------------------------------------------------------------------------------------------------------
 2/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A           N/A
---------------------------------------------------------------------------------------------------------
      N/A   Lock/117_0.0%/3             Yes           N/A          0.1021%       $ 19,844       $ 7,114
---------------------------------------------------------------------------------------------------------
 2/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A           N/A
---------------------------------------------------------------------------------------------------------
 1/1/2013   Lock/116_0.0%/4             Yes           N/A          0.1021%            N/A       $ 3,038
---------------------------------------------------------------------------------------------------------
 1/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A           N/A
---------------------------------------------------------------------------------------------------------
 2/1/2013   Lock/116_0.0%/4             Yes           N/A          0.0521%            N/A       $ 1,519
---------------------------------------------------------------------------------------------------------
10/1/2008   Lock/59_YM1/57_0.0%/4       No          T-Flat         0.0521%            N/A       $35,967
---------------------------------------------------------------------------------------------------------
      N/A   Lock/117_0.0%/3             Yes           N/A          0.0521%       $ 13,125       $20,256
---------------------------------------------------------------------------------------------------------


                                      A-1-3

  LC & TI     Contractual     Tax &     Initial                       Initial Other                       Initial        Initial
 Reserve at    Recurring    Insurance    Other                           Reserve                        Debt Service   Replacement
Origination      LC&TI       Escrows    Reserve                        Description                        Reserve        Reserve
----------------------------------------------------------------------------------------------------------------------------------
  $ 20,000      $240,000       Both        N/A                             N/A                               N/A         $ 1,572
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both     $110,231      Payment of tax liens or satisfaction thereof.          N/A         $ 2,400
----------------------------------------------------------------------------------------------------------------------------------
  $300,000           N/A        Tax        N/A                             N/A                               N/A           N/A
----------------------------------------------------------------------------------------------------------------------------------
  $233,675           N/A       Both        N/A                             N/A                               N/A         $32,108
----------------------------------------------------------------------------------------------------------------------------------
  $ 79,800           N/A       Both        N/A                             N/A                               N/A         $ 5,000
----------------------------------------------------------------------------------------------------------------------------------
  $  5,750      $ 69,000       Both        N/A                             N/A                               N/A         $ 1,273
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both        N/A                             N/A                               N/A           N/A



----------------------------------------------------------------------------------------------------------------------------------
  $  1,500      $ 18,000       Both     $ 10,810   Escrow for rental obligation on old US Books space        N/A         $   339
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both        N/A                             N/A                               N/A         $   427


----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A        Tax     $ 12,500    Holdback for Cert of Good Standing - int bearing.        N/A           N/A
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both       N/A                              N/A                               N/A         $   593
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A        Tax     $ 12,500    Holdback for Cert of Good Standing - Int Bearing         N/A           N/A
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both        N/A                             N/A                               N/A         $   253
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       None        N/A                             N/A                               N/A           N/A
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A        Tax        N/A                             N/A                               N/A         $   127
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both        N/A                             N/A                               N/A         $ 2,997
----------------------------------------------------------------------------------------------------------------------------------
       N/A           N/A       Both        N/A                             N/A                               N/A         $ 1,688
----------------------------------------------------------------------------------------------------------------------------------

                                      Letter
 Letter of                           of Credit                                  Earnout
  Credit                             Description                                Reserve
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                 $1,000,000
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
$2,600,000   Release upon: 1) Estoppel Certificate from tenants establishing       N/A
             that Borrower has entered in to a Lease with each tenant
             2) All costs of TILC have been paid, 3) Earnout Increase
             equal to $412,398
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
$500,000     Release upon: 1) Leasing of no less than 3,000 sf with minimum        N/A
             term of 3 yrs., rental rate of $13.00 psf, and tenant is in occupancy paying rent
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------
    N/A                                    N/A                                     N/A
-----------------------------------------------------------------------------------------


                                      A-1-4

                                                                                                        Description
           Earnout               Additional   Additional             Additional             Exisiting   of Existing
           Reserve               Collateral   Collateral             Collateral             Secondary    Secondary     Description
         Description               Amount     Event Date             Description            Financing    Financing     of Lock Box
----------------------------------------------------------------------------------------------------------------------------------
             N/A                     N/A         N/A                     N/A                    N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                     N/A         N/A                     N/A                 $750,000   Secured Debt      Hard
----------------------------------------------------------------------------------------------------------------------------------
Release upon: 1) Delivery of     $1,000,000     8/1/2004   Release upon: 1) Delivery of         N/A         N/A            N/A
estoppel for each new tenant                               estoppel for each new tenant
that has executed a NNN lease                              that has executed a NNN lease
stating that such tenant is in                             stating that such tenant is in
occupancy and paying rent, 2)                              occupancy and paying rent, 2)
Total annual rent of                                       Total annual rent of
$1,284,897 generated from 95%                              $1,284,897 generated from 95%
of property excluding Wal-Mart                             of property excluding Wal-Mart

----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                     N/A                    N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                     N/A                    N/A         N/A           Hard
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                     N/A                    N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                 $2,600,000    6/20/2003   Release upon: 1) Estoppel            N/A         N/A         Springing
                                                           Certificate from tenants
                                                           establishing that Borrower has
                                                           entered in to a Lease with
                                                           each tenant 2) All costs of
                                                           TILC have been paid, 3)
                                                           Earnout Increase equal to
                                                           $412,398

----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                     N/A                    N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                 $  500,000    2/20/2004   Release upon: 1) Leasing of no       N/A         N/A         Springing
                                                           less than 3,000 sf with
                                                           minimum term of 3 yrs., rental
                                                           rate of $13.00 psf, and tenant
                                                           is in occupancy paying rent

----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A           Hard
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A          Modified
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A           Hard
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A           Hard
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A           Hard
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A         Springing
----------------------------------------------------------------------------------------------------------------------------------
             N/A                    N/A          N/A                      N/A                   N/A         N/A            N/A
----------------------------------------------------------------------------------------------------------------------------------


                                      A-1-5

                                   Exhibit A-2

                        Mortgage Loan Schedule -- Part 2

                      [See attached list of Mortgage Loans]

                                      A-2-1

#     Crossed                 Loan Name                                 Address                        City             State
---   -------   -----------------------------------------   ----------------------------------   ---------------   --------------
 16     (B)     Williams Centre Building 2                  5421 East Williams Boulevard              Tucson             AZ
 17     (B)     Williams Centre Building 1                  5451 East Williams Boulevard              Tucson             AZ
 18     (B)     Williams Centre Building 3                  5431 East Williams Boulevard              Tucson             AZ
 27             Giant Eagle Plaza                           1710-1760 Hilliard Rome Road             Columbus            OH
 28             Abbotts Village Shopping Center             11585 Jones Bridge Road                 Alpharetta           GA
 46             Timberlake Apartments                       834 Timberlake Drive                    Arlington            TX
 47             Indiana Business Center                     6700 and 6780 Indiana Avenue            Riverside            CA
 48             Pinecrest Shopping Center                   156-248 South Pine Street               Burlington           WI
 56             Best Buy - El Paso, TX                      815 Sunland Park Drive                   El Paso             TX
 57             Sav-On Drug Store - Las Vegas, NV           4810 West Ann Road                      Las Vegas            NV
 58             Walgreens - North Clinton                   5830 North Clinton Street               Fort Wayne           IN
 59             Spruce Street Station Shopping Center       1101 Brookdale Street                  Martinsville          VA
 60             Five Points Plaza                           118 Five Points Road                    Goldsboro            NC
 62             Walgreens - West Jefferson                  6202 West Jefferson Boulevard           Fort Wayne           IN
 65             Walgreens - Waterbury, CT                   1447 East Main Street                   Waterbury            CT
 67             Walgreens - Albany, GA                      2351 Dawson Road                          Albany             GA
 68             CVS - Raleigh, NC                           3500 Wake Forest Road                    Raleigh             NC
 71             Walgreens - Olive Branch, MS                6958 Goodman Road                      Olive Branch          MS
 73             Sahara Corporate Center                     9580 West Sahara Avenue                 Las Vegas            NV
 74             CVS - Wilmington, NC                        2302 South 17th Street                  Wilmington           NC
 75             Walgreens - Burlington, KY                  1747 Patrick Drive                      Burlington           KY
 76             Bayview East and Manette Villa Apartments   Please see Exhibit A-1 in the           Please see       Please see
                                                            Prospectus Supplement                 Exhibit A-1 in   Exhibit A-1 in
                                                                                                  the Prospectus   the Prospectus
                                                                                                    Supplement       Supplement
 77             Premier Self Storage                        2150 Main Street                          Oakley             CA
 78             Walgreens - Anderson, IN                    3736 South Scatterfield Road             Anderson            IN
 81             Kuhlo Medical Building                      4805 Mallory Lane                        Franklin            TN
 84             401-403 South Washington                    401-403 South Washington Boulevard      Mundelein            IL
 86             Shurgard Self Storage                       22013 Southeast Wax Road               Maple Valley          WA
 88             Park Oaks Village Phase II                  3860 El Dorado Hills Boulevard       El Dorado Hills         CA

                                                                                             Original    Cutt-off Date
                                                                               Mortgage     Principal      Principal
#     Crossed            Loan Name                             Zip Code      Loan Seller     Balance      Balance (1)
---   -------   -----------------------------------------   --------------   -----------   -----------   ------------
 16     (B)     Williams Centre Building 2                       85711          Column     $ 6,225,000    $ 6,196,254
 17     (B)     Williams Centre Building 1                       85711          Column     $ 5,500,000    $ 5,474,602
 18     (B)     Williams Centre Building 3                       85711          Column     $ 4,925,000    $ 4,902,257
 27             Giant Eagle Plaza                                43026          Column     $12,000,000    $11,963,081
 28             Abbotts Village Shopping Center                  30022          Column     $11,600,000    $11,512,325
 46             Timberlake Apartments                            76010          Column     $ 5,600,000    $ 5,560,135
 47             Indiana Business Center                          92506          Column     $ 5,550,000    $ 5,519,568
 48             Pinecrest Shopping Center                        53105          Column     $ 5,250,000    $ 5,230,844
 56             Best Buy - El Paso, TX                           79912          Column     $ 4,400,000    $ 4,384,442
 57             Sav-On Drug Store - Las Vegas, NV                89130          Column     $ 4,250,000    $ 4,233,668
 58             Walgreens - North Clinton                        46825          Column     $ 4,225,000    $ 4,206,469
 59             Spruce Street Station Shopping Center            24112          Column     $ 4,200,000    $ 4,186,213
 60             Five Points Plaza                                27530          Column     $ 4,176,000    $ 4,158,516
 62             Walgreens - West Jefferson                       46804          Column     $ 4,150,000    $ 4,131,798
 65             Walgreens - Waterbury, CT                        06705          Column     $ 3,435,000    $ 3,421,962
 67             Walgreens - Albany, GA                           31707          Column     $ 3,365,000    $ 3,346,759
 68             CVS - Raleigh, NC                                27609          Column     $ 3,200,000    $ 3,190,413
 71             Walgreens - Olive Branch, MS                     38654          Column     $ 2,940,000    $ 2,929,272
 73             Sahara Corporate Center                          89117          Column     $ 2,860,000    $ 2,846,112
 74             CVS - Wilmington, NC                             28401          Column     $ 2,750,000    $ 2,738,054
 75             Walgreens - Burlington, KY                       41005          Column     $ 2,740,000    $ 2,727,982
 76             Bayview East and Manette Villa Apartments     Please see        Column     $ 2,664,000    $ 2,649,607
                                                            Exhibit A-1 in
                                                            the Prospectus
                                                              Supplement
 77             Premier Self Storage                             94561          Column     $ 2,650,000    $ 2,635,517
 78             Walgreens - Anderson, IN                         46013          Column     $ 2,625,000    $ 2,613,487
 81             Kuhlo Medical Building                           37067          Column     $ 2,287,000    $ 2,276,654
 84             401-403 South Washington                         60060          Column     $ 2,175,000    $ 2,167,861
 86             Shurgard Self Storage                            98038          Column     $ 2,150,000    $ 2,141,340
 88             Park Oaks Village Phase II                       95762          Column     $ 2,070,000    $ 2,058,779


                                      A-2-2

                                                                 Interest     Original       Remaining     Original      Remaining
                                                  Maturity/ARD     Only     Amortization   Amortization     Term to       Term to
#                  Loan Name                       Balance(2)     Period        Term           Term       Maturity(2)   Maturity(2)
---   -----------------------------------------   ------------   --------   ------------   ------------   -----------   -----------
 16   Williams Centre Building 2                   $ 5,317,785       0           360            355           120           115
 17   Williams Centre Building 1                   $ 4,698,445       0           360            355           120           115
 18   Williams Centre Building 3                   $ 4,207,245       0           360            355           120           115
 27   Giant Eagle Plaza                            $10,137,585       0           360            357           120           117
 28   Abbotts Village Shopping Center              $ 9,555,052       0           324            317           120           113
 46   Timberlake Apartments                        $ 4,336,535       0           300            295           120           115
 47   Indiana Business Center                      $ 4,324,253       0           300            296           120           116
 48   Pinecrest Shopping Center                    $ 4,485,290       0           360            356           120           116
 56   Best Buy - El Paso, TX                       $ 3,775,192       0           360            356           120           116
 57   Sav-On Drug Store - Las Vegas, NV            $ 3,604,645       0           360            356           120           116
 58   Walgreens - North Clinton                    $ 3,634,888       0           360            355           120           115
 59   Spruce Street Station Shopping Center        $ 3,638,747       0           360            356           120           116
 60   Five Points Plaza                            $ 3,260,828       0           300            297           120           117
 62   Walgreens - West Jefferson                   $ 3,570,363       0           360            355           120           115
 65   Walgreens - Waterbury, CT                    $ 2,918,541       0           360            356           120           116
 67   Walgreens - Albany, GA                       $ 2,627,920       0           300            296           120           116
 68   CVS - Raleigh, NC                            $ 2,714,589       0           360            357           120           117
 71   Walgreens - Olive Branch, MS                 $ 2,511,762       0           360            356           120           116
 73   Sahara Corporate Center                      $ 2,477,885       0           360            354           120           114
 74   CVS - Wilmington, NC                         $ 2,130,208       0           300            297           120           117
 75   Walgreens - Burlington, KY                   $ 2,357,300       0           360            355           120           115
 76   Bayview East and Manette Villa Apartments    $ 2,081,845       0           300            296           120           116
 77   Premier Self Storage                         $ 2,066,106       0           300            296           120           116
 78   Walgreens - Anderson, IN                     $ 2,258,361       0           360            355           120           115
 81   Kuhlo Medical Building                       $ 1,959,280       0           360            355           120           115
 84   401-403 South Washington                     $ 1,884,351       0           360            356           120           116
 86   Shurgard Self Storage                        $ 1,692,621       0           300            297           120           117
 88   Park Oaks Village Phase II                   $ 1,616,580       0           300            296           120           116

                                                              Interest
                                                  Mortgage   Calculation                First
                                                  Interest    (30/360 /     Monthly    Payment     Maturity
#                  Loan Name                        Rate     Actual/360)   Payments      Date        Date
---   -----------------------------------------   --------   -----------   --------   ---------   ---------
 16   Williams Centre Building 2                   6.250%     Actual/360    $38,328   12/1/2002   11/1/2012
 17   Williams Centre Building 1                   6.250%     Actual/360    $33,864   12/1/2002   11/1/2012
 18   Williams Centre Building 3                   6.250%     Actual/360    $30,324   12/1/2002   11/1/2012
 27   Giant Eagle Plaza                            5.870%     Actual/360    $70,946    2/1/2003    1/1/2013
 28   Abbotts Village Shopping Center              6.625%     Actual/360    $76,973   10/1/2002    9/1/2012
 46   Timberlake Apartments                        6.000%     Actual/360    $36,081   12/1/2002   11/1/2012
 47   Indiana Business Center                      6.180%     Actual/360    $36,372    1/1/2003   12/1/2012
 48   Pinecrest Shopping Center                    6.250%     Actual/360    $32,325    1/1/2003   12/1/2012
 56   Best Buy - El Paso, TX                       6.400%     Actual/360    $27,522    1/1/2003   12/1/2032
 57   Sav-On Drug Store - Las Vegas, NV            6.000%     Actual/360    $25,481    1/1/2003   12/1/2032
 58   Walgreens - North Clinton                    6.500%     Actual/360    $26,705   12/1/2002   11/1/2032
 59   Spruce Street Station Shopping Center        6.750%     Actual/360    $27,241    1/1/2003   12/1/2032
 60   Five Points Plaza                            6.250%     Actual/360    $27,548    2/1/2003    1/1/2028
 62   Walgreens - West Jefferson                   6.500%     Actual/360    $26,231   12/1/2002   11/1/2032
 65   Walgreens - Waterbury, CT                    6.060%     Actual/360    $20,727    1/1/2003   12/1/2032
 67   Walgreens - Albany, GA                       6.250%     Actual/360    $22,198    1/1/2003   12/1/2027
 68   CVS - Raleigh, NC                            6.010%     Actual/360    $19,206    2/1/2003    1/1/2033
 71   Walgreens - Olive Branch, MS                 6.250%     Actual/360    $18,102    1/1/2003   12/1/2032
 73   Sahara Corporate Center                      6.750%     Actual/360    $18,550   11/1/2002   10/1/2032
 74   CVS - Wilmington, NC                         6.010%     Actual/360    $17,735    2/1/2003    1/1/2028
 75   Walgreens - Burlington, KY                   6.500%     Actual/360    $17,319   12/1/2002   11/1/2032
 76   Bayview East and Manette Villa Apartments    6.270%     Actual/360    $17,607    1/1/2003   12/1/2012
 77   Premier Self Storage                         6.200%     Actual/360    $17,399    1/1/2003   12/1/2012
 78   Walgreens - Anderson, IN                     6.500%     Actual/360    $16,592   12/1/2002   11/1/2032
 81   Kuhlo Medical Building                       6.350%     Actual/360    $14,231   12/1/2002   11/1/2012
 84   401-403 South Washington                     6.750%     Actual/360    $14,107    1/1/2003   12/1/2012
 86   Shurgard Self Storage                        6.500%     Actual/360    $14,517    2/1/2003    1/1/2013
 88   Park Oaks Village Phase II                   6.250%     Actual/360    $13,655    1/1/2003   12/1/2012


                                      A-2-3

                                                                                                                    Servicing
                                                                                                         Yield         and
                                                              Prepayment Provision as   Defeasance    Maintenance    Trustee
#                    Loan Name                      ARD(8)        of Origination(9)      Option(10)     Spread         Fees
---   -----------------------------------------   ---------   -----------------------   -----------   -----------   ---------
 16   Williams Centre Building 2                     N/A           YM5/116_0.0%/4            No          T-Flat      0.0521%
 17   Williams Centre Building 1                     N/A           YM5/116_0.0%/4            No          T-Flat      0.0521%
 18   Williams Centre Building 3                     N/A           YM5/116_0.0%/4            No          T-Flat      0.0521%
 27   Giant Eagle Plaza                              N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 28   Abbotts Village Shopping Center                N/A       Lock/59_YM1/55_0.0%/6         No          T-Flat      0.0521%
 46   Timberlake Apartments                          N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 47   Indiana Business Center                        N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 48   Pinecrest Shopping Center                      N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 56   Best Buy - El Paso, TX                      12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.1021%
 57   Sav-On Drug Store - Las Vegas, NV           12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 58   Walgreens - North Clinton                   11/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 59   Spruce Street Station Shopping Center       12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 60   Five Points Plaza                            1/1/2013       Lock/116_0.0%/4           Yes           N/A        0.0521%
 62   Walgreens - West Jefferson                  11/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 65   Walgreens - Waterbury, CT                   12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 67   Walgreens - Albany, GA                      12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 68   CVS - Raleigh, NC                            1/1/2013       Lock/116_0.0%/4           Yes           N/A        0.0521%
 71   Walgreens - Olive Branch, MS                12/1/2012       Lock/116_0.0%/4           Yes           N/A        0.1021%
 73   Sahara Corporate Center                     10/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 74   CVS - Wilmington, NC                         1/1/2013       Lock/116_0.0%/4           Yes           N/A        0.0521%
 75   Walgreens - Burlington, KY                  11/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 76   Bayview East and Manette Villa Apartments      N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 77   Premier Self Storage                           N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 78   Walgreens - Anderson, IN                    11/1/2012       Lock/116_0.0%/4           Yes           N/A        0.0521%
 81   Kuhlo Medical Building                         N/A          Lock/117_0.0%/3           Yes           N/A        0.1021%
 84   401-403 South Washington                       N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 86   Shurgard Self Storage                          N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%
 88   Park Oaks Village Phase II                     N/A          Lock/117_0.0%/3           Yes           N/A        0.0521%

                                                                Contractual
                                                  Engineering    Recurring       LC & TI     Contractual     Tax &
                                                   Reserve at   Replacement     Reserve at    Recurring    Insurance
#                    Loan Name                    Origination   Reserve/FF&E   Origination     LC & TI      Escrows
---   -----------------------------------------   -----------   ------------   -----------   -----------   ---------
 16   Williams Centre Building 2                      N/A           N/A          $ 2,778       $33,333     Insurance
 17   Williams Centre Building 1                      N/A           N/A          $ 2,778       $33,333       Both
 18   Williams Centre Building 3                      N/A           N/A          $ 2,778       $33,333       Both
 27   Giant Eagle Plaza                               N/A         $16,631          N/A           N/A         Tax
 28   Abbotts Village Shopping Center                 N/A           N/A            N/A           N/A         None
 46   Timberlake Apartments                        $100,000         N/A            N/A           N/A         Both
 47   Indiana Business Center                      $ 18,688         N/A          $ 2,325       $27,900       Both
 48   Pinecrest Shopping Center                       N/A         $15,645        $ 1,279       $15,348       Both
 56   Best Buy - El Paso, TX                          N/A           N/A            N/A           N/A         None
 57   Sav-On Drug Store - Las Vegas, NV               N/A         $ 2,568          N/A           N/A         None
 58   Walgreens - North Clinton                       N/A         $ 2,268          N/A           N/A         None
 59   Spruce Street Station Shopping Center           N/A         $14,960        $   575       $ 6,900       Both
 60   Five Points Plaza                               N/A         $ 8,628        $ 1,956       $23,472       Both
 62   Walgreens - West Jefferson                      N/A         $ 2,174          N/A           N/A         None
 65   Walgreens - Waterbury, CT                    $ 38,035         N/A            N/A           N/A         None
 67   Walgreens - Albany, GA                          N/A           N/A            N/A           N/A         None
 68   CVS - Raleigh, NC                               N/A         $ 1,524          N/A           N/A         None
 71   Walgreens - Olive Branch, MS                    N/A           N/A            N/A           N/A       Insurance
 73   Sahara Corporate Center                         N/A         $ 5,600          N/A         $43,356       Both
 74   CVS - Wilmington, NC                            N/A         $ 1,632          N/A           N/A         None
 75   Walgreens - Burlington, KY                      N/A         $ 2,174          N/A           N/A         None
 76   Bayview East and Manette Villa Apartments    $ 61,516       $41,100          N/A           N/A         Both
 77   Premier Self Storage                            N/A           N/A            N/A           N/A         Both
 78   Walgreens - Anderson, IN                        N/A           N/A            N/A           N/A         None
 81   Kuhlo Medical Building                          N/A         $ 3,828        $ 2,924       $35,088       Both
 84   401-403 South Washington                     $129,375       $13,068        $55,000       $17,280       Both
 86   Shurgard Self Storage                           N/A         $ 7,783          N/A           N/A         Both
 88   Park Oaks Village Phase II                      N/A         $ 2,412        $ 1,667       $20,000       Both


                                      A-2-4

                                                 Initial                             Initial Debt     Initial
                                                  Other     Initial Other Reserve      Service      Replacement   Letter of
#                     Loan Name                  Reserve         Description           Reserve        Reserve       Credit
--   -----------------------------------------   -------   -----------------------   ------------   -----------   ---------
16   Williams Centre Building 2                  $ 4,438       Escrow Agreement          N/A            N/A          N/A
17   Williams Centre Building 1                  $ 4,438       Escrow Agreement          N/A            N/A          N/A
18   Williams Centre Building 3                  $ 4,438       Escrow Agreement          N/A            N/A          N/A
27   Giant Eagle Plaza                               N/A             N/A                 N/A          $1,386       $300,000




28   Abbotts Village Shopping Center                 N/A             N/A                 N/A            N/A          N/A
46   Timberlake Apartments                           N/A             N/A                 N/A            N/A          N/A
47   Indiana Business Center                         N/A             N/A                 N/A            N/A          N/A
48   Pinecrest Shopping Center                       N/A             N/A                 N/A          $1,304       $ 50,000



56   Best Buy - El Paso, TX                          N/A             N/A                 N/A            N/A          N/A
57   Sav-On Drug Store - Las Vegas, NV               N/A             N/A                 N/A          $  214         N/A
58   Walgreens - North Clinton                       N/A             N/A                 N/A          $  189         N/A
59   Spruce Street Station Shopping Center           N/A             N/A                 N/A          $1,247         N/A





60   Five Points Plaza                               N/A             N/A                 N/A          $  719         N/A
62   Walgreens - West Jefferson                      N/A             N/A                 N/A          $  181         N/A
65   Walgreens - Waterbury, CT                       N/A             N/A                 N/A            N/A          N/A
67   Walgreens - Albany, GA                          N/A             N/A                 N/A            N/A          N/A
68   CVS - Raleigh, NC                               N/A             N/A                 N/A          $  127         N/A
71   Walgreens - Olive Branch, MS                    N/A             N/A                 N/A            N/A          N/A
73   Sahara Corporate Center                     $99,563   Holdback for completion       N/A          $  467         N/A
                                                                 of building
74   CVS - Wilmington, NC                            N/A             N/A                 N/A          $  136         N/A
75   Walgreens - Burlington, KY                      N/A             N/A                 N/A          $  181         N/A
76   Bayview East and Manette Villa Apartments       N/A             N/A                 N/A          $3,440         N/A
77   Premier Self Storage                            N/A             N/A                 N/A            N/A          N/A
78   Walgreens - Anderson, IN                        N/A             N/A                 N/A            N/A          N/A
81   Kuhlo Medical Building                      $25,563    Holdback to complete         N/A          $  319         N/A
                                                             818 square feet of
                                                                    space
84   401-403 South Washington                        N/A             N/A                 N/A          $1,089         N/A
86   Shurgard Self Storage                           N/A             N/A                 N/A          $  649         N/A




88   Park Oaks Village Phase II                      N/A             N/A                 N/A          $  201         N/A

                                                                                        Earnout        Earnout Reserve
#                     Loan Name                      Letter of Credit Description       Reserve          Description
--   -----------------------------------------   ------------------------------------   --------   ------------------------
16   Williams Centre Building 2                                   N/A                     N/A                N/A
17   Williams Centre Building 1                                   N/A                     N/A                N/A
18   Williams Centre Building 3                                   N/A                     N/A                N/A
27   Giant Eagle Plaza                            Release upon: 1)4,900 sf of vacant      N/A                N/A
                                                 space is leased with at least 3-year
                                                  term at rate of $13 psf (3,400 of
                                                       4,900 already satisfied),
                                                 2) Evidence of tenants paying rent
28   Abbotts Village Shopping Center                              N/A                     N/A                N/A
46   Timberlake Apartments                                        N/A                     N/A                N/A
47   Indiana Business Center                                      N/A                     N/A                N/A
48   Pinecrest Shopping Center                          Environmental Holdback          $200,000     Release upon: 1) No
                                                                                                     default, 2) Cousins
                                                                                                   Submarine is paying rent
                                                                                                         at premises
56   Best Buy - El Paso, TX                                       N/A                     N/A                N/A
57   Sav-On Drug Store - Las Vegas, NV                            N/A                     N/A                N/A
58   Walgreens - North Clinton                                    N/A                     N/A                N/A
59   Spruce Street Station Shopping Center                        N/A                   $200,000    Release upon: 1) Movie
                                                                                                   Gallery lease of no less
                                                                                                   than 3,750 sf at rate of
                                                                                                   $12 psf, 2) Evidence of
                                                                                                     tenant in occupancy,
                                                                                                        3) No default
60   Five Points Plaza                                            N/A                     N/A                N/A
62   Walgreens - West Jefferson                                   N/A                     N/A                N/A
65   Walgreens - Waterbury, CT                                    N/A                     N/A                N/A
67   Walgreens - Albany, GA                                       N/A                     N/A                N/A
68   CVS - Raleigh, NC                                            N/A                     N/A                N/A
71   Walgreens - Olive Branch, MS                                 N/A                     N/A                N/A
73   Sahara Corporate Center                                      N/A                     N/A                N/A

74   CVS - Wilmington, NC                                         N/A                     N/A                N/A
75   Walgreens - Burlington, KY                                   N/A                     N/A                N/A
76   Bayview East and Manette Villa Apartments                    N/A                     N/A                N/A
77   Premier Self Storage                                         N/A                     N/A                N/A
78   Walgreens - Anderson, IN                                     N/A                     N/A                N/A
81   Kuhlo Medical Building                                       N/A                     N/A                N/A


84   401-403 South Washington                                     N/A                     N/A                N/A
86   Shurgard Self Storage                                        N/A                   $250,000        Release upon:
                                                                                                   1) Stabilized NOI of
                                                                                                   $251,593 and effective
                                                                                                       gross income of
                                                                                                   $429,485, 2) No default
88   Park Oaks Village Phase II                                   N/A                     N/A                N/A


                                     A-2-5

                                                 Additional   Additional
                                                 Collateral   Collateral
#                    Loan Name                     Amount     Event Date           Additional Collateral Description
--   -----------------------------------------   ----------   ----------   -------------------------------------------------
16   Williams Centre Building 2                      N/A         N/A                              N/A
17   Williams Centre Building 1                      N/A         N/A                              N/A
18   Williams Centre Building 3                      N/A         N/A                              N/A
27   Giant Eagle Plaza                            $300,000    12/20/2003     Release upon: 1) 4,900 sf of vacant space is
                                                                            leased with at least 3-year term at rate of $13
                                                                              psf (3,400 of 4,900 already satisfied), 2)
                                                                                    Evidence of tenants paying rent
28   Abbotts Village Shopping Center                 N/A         N/A                              N/A
46   Timberlake Apartments                           N/A         N/A                              N/A
47   Indiana Business Center                         N/A         N/A                              N/A
48   Pinecrest Shopping Center                    $200,000    8/22/2003         Release upon: 1) No default, 2) Cousins
                                                                                 Submarine is paying rent at premises
56   Best Buy - El Paso, TX                          N/A         N/A                              N/A
57   Sav-On Drug Store - Las Vegas, NV               N/A         N/A                              N/A
58   Walgreens - North Clinton                       N/A         N/A                              N/A
59   Spruce Street Station Shopping Center        $200,000    8/26/2003     Release upon: 1) Movie Gallery lease of no less
                                                                           than 3,750 sf at rate of $12 psf, 2) Evidence of
                                                                                  tenant in occupancy, 3) No default
60   Five Points Plaza                               N/A         N/A                              N/A
62   Walgreens - West Jefferson                      N/A         N/A                              N/A
65   Walgreens - Waterbury, CT                       N/A         N/A                              N/A
67   Walgreens - Albany, GA                          N/A         N/A                              N/A
68   CVS - Raleigh, NC                               N/A         N/A                              N/A
71   Walgreens - Olive Branch, MS                    N/A         N/A                              N/A
73   Sahara Corporate Center                         N/A         N/A                              N/A
74   CVS - Wilmington, NC                            N/A         N/A                              N/A
75   Walgreens - Burlington, KY                      N/A         N/A                              N/A
76   Bayview East and Manette Villa Apartments       N/A         N/A                              N/A
77   Premier Self Storage                            N/A         N/A                              N/A
78   Walgreens - Anderson, IN                        N/A         N/A                              N/A
81   Kuhlo Medical Building                          N/A         N/A                              N/A
84   401-403 South Washington                        N/A         N/A                              N/A
86   Shurgard Self Storage                        $250,000     6/9/2004     Release upon: 1) Stabilized NOI of $251,593 and
                                                                           effective gross income of $429,485, 2) No default
88   Park Oaks Village Phase II                      N/A         N/A                              N/A

                                                             Description of
                                                 Exisiting     Exisiting
                                                 Secondary     Secondary      Description
#                    Loan Name                   Financing     Financing      of Lock Box
--   -----------------------------------------   ---------   --------------   -----------
16   Williams Centre Building 2                     N/A           N/A             N/A
17   Williams Centre Building 1                     N/A           N/A             N/A
18   Williams Centre Building 3                     N/A           N/A             N/A
27   Giant Eagle Plaza                              N/A           N/A          Springing



28   Abbotts Village Shopping Center                N/A           N/A             N/A
46   Timberlake Apartments                        $350,000    Secured Debt        N/A
47   Indiana Business Center                        N/A           N/A          Springing
48   Pinecrest Shopping Center                      N/A           N/A             N/A

56   Best Buy - El Paso, TX                         N/A           N/A            Hard
57   Sav-On Drug Store - Las Vegas, NV              N/A           N/A          Springing
58   Walgreens - North Clinton                      N/A           N/A            Hard
59   Spruce Street Station Shopping Center          N/A           N/A          Springing


60   Five Points Plaza                              N/A           N/A          Springing
62   Walgreens - West Jefferson                     N/A           N/A            Hard
65   Walgreens - Waterbury, CT                      N/A           N/A            Hard
67   Walgreens - Albany, GA                         N/A           N/A            Hard
68   CVS - Raleigh, NC                              N/A           N/A          Springing
71   Walgreens - Olive Branch, MS                   N/A           N/A            Hard
73   Sahara Corporate Center                        N/A           N/A          Springing
74   CVS - Wilmington, NC                           N/A           N/A          Springing
75   Walgreens - Burlington, KY                     N/A           N/A            Hard
76   Bayview East and Manette Villa Apartments      N/A           N/A             N/A
77   Premier Self Storage                           N/A           N/A             N/A
78   Walgreens - Anderson, IN                       N/A           N/A            Hard
81   Kuhlo Medical Building                         N/A           N/A             N/A
84   401-403 South Washington                       N/A           N/A             N/A
86   Shurgard Self Storage                          N/A           N/A             N/A

88   Park Oaks Village Phase II                     N/A           N/A             N/A


                                     A-2-6

                                   Exhibit B-1

            Representations and Warranties with Respect to the Seller

          The Seller hereby represents and warrants that, as of the Closing
Date:

          1. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution and delivery by the Seller of, and the performance by the Seller under, this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, if necessary, endorsements of Mortgage Notes, and the consummation by the Seller of the transactions herein contemplated, will not: (a) violate the Seller's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

          3. The Seller has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          4. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey all of its right, title and interest in and to the Exhibit A-1 Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Exhibit A-1 Loans, to pledge the Exhibit A-1 Loans) in accordance with, and under the conditions set forth in, this Agreement.

          5. Assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          6. The Seller is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.


                                     B-1-1

          7. There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

          8. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

          9. The transfer of the Exhibit A-1 Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

          10. The Exhibit A-1 Loans do not constitute all or substantially all of the assets of the Seller.

          11. The Seller is not transferring the Exhibit A-1 Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

          12. The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Exhibit A-1 Loans to the Purchaser, as contemplated herein.

          13. After giving effect to its transfer of the Exhibit A-1 Loans to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

          14. The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

          15. No proceedings looking toward liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

          16. In connection with its transfer of the Exhibit A-1 Loans to the Purchaser as contemplated herein, the Seller is receiving new value and consideration constituting at least reasonably equivalent value and fair consideration.

          17. The Seller has not transferred all or any portion of its right, title and interest in, to and under the Exhibit A-1 Loans to any party other than the Purchaser hereunder, and the Seller is transferring all of its right, title and interest in and to the Exhibit A-1 Loans to the Purchaser hereunder free and clear of any pledge, lien, charge, security interest or other


                                      B-1-2
encumbrance by or through the Seller; provided that the right to primary service the Exhibit A-1 Loans has been transferred to an affiliate of the Additional Party.


                                      B-1-3

                                   Exhibit B-2

          Representations and Warranties with Respect to the Additional Party

          The Additional Party hereby represents and warrants that, as of the Closing Date:

          1. The Additional Party is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          2. The execution and delivery by the Additional Party of, and the performance by the Additional Party under, this Agreement, and the consummation by the Additional Party of the transactions herein contemplated, will not: (a) violate the Additional Party's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Additional Party is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Additional Party to perform its obligations under this Agreement or the financial condition of the Additional Party.

          3. The Additional Party has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          4. Assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid, legal and binding obligation of the Additional Party, enforceable against the Additional Party in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          5. The Additional Party is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Additional Party to perform its obligations under this Agreement or the financial condition of the Additional Party.

          6. There are no actions, suits or proceedings pending or, to the best of the Additional Party's knowledge, threatened against the Additional Party which, if determined adversely to the Additional Party, would prohibit the Additional Party from entering into this Agreement or, in the Additional Party's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Additional Party to perform its obligations hereunder or the financial condition of the Additional Party.


                                      B-2-1

          7. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Additional Party of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.


                                      B-2-2

                                   Exhibit B-3

          Representations and Warranties with Respect to the Purchaser

          The Purchaser hereby represents and warrants that, as of the Closing
Date:

          1. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          2. The execution and delivery by the Purchaser of, and the performance by the Purchaser under, this Agreement, and the consummation by the Purchaser of transactions herein contemplated, will not: (a) violate the Purchaser's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          3. The Purchaser has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          4. Assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          5. The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

          6. There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

          7. No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation


                                     B-3-1
by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.


                                     B-3-2

                                    Exhibit C

        Representations and Warranties with Respect to the Mortgage Loans

          For purposes of these representations and warranties, the phrases "to the knowledge of the Additional Party" or "to the Additional Party's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Additional Party or any servicer acting on its behalf or on behalf of the Seller regarding the matters referred to, in each case: (i) after the Additional Party's having conducted such inquiry and due diligence into such matters as would be customarily performed by prudent institutional commercial or multifamily, as applicable, mortgage lenders, and in all events as required by the Additional Party's underwriting standards, at the time of the Additional Party's origination or acquisition of the particular Mortgage Loan; and (ii) subsequent to such origination, utilizing the servicing and monitoring practices customarily utilized by prudent commercial mortgage loan servicers with respect to securitizable commercial or multifamily, as applicable, mortgage loans. Also for purposes of these representations and warranties, the phrases "to the actual knowledge of the Additional Party" or "to the Additional Party's actual knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Additional Party or any servicer acting on its behalf or on behalf of the Seller without any express or implied obligation to make inquiry. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge and the actual knowledge of the Additional Party. Wherever there is a reference to receipt by, or possession of, the Additional Party of any information or documents, or to any action taken by the Additional Party or not taken by the Additional Party or its agents or employees, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking such action by, either of the Additional Party or any servicer acting on its behalf or on behalf of the Seller.

          The Additional Party hereby represents and warrants with respect to the Mortgage Loans that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, and subject to Section 18 of this
Agreement:

          1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Mortgage Loans in April 2003.

          2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Mortgage Loans to Column, KeyBank had good title to, and was the sole owner of, each Mortgage Loan. Immediately prior to the transfer of the Exhibit A-1 Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Exhibit A-1 Loan. KeyBank had, at the time of transfer, full right, power and authority to sell, transfer and assign each Mortgage Loan to, or at the direction of, Column, and the Seller has full right, power and authority to sell, transfer and assign each Exhibit A-1 Loan to, or at the direction of, the Purchaser, in each case free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement, the Other MLPA or the Pooling and Servicing Agreement). Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby, by the Other MLPA and/or by the Pooling and Servicing Agreement, KeyBank previously has validly and effectively conveyed to Column all legal and beneficial interest in and to each Mortgage Loan, and the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Exhibit A-1 Loan, in each case free and clear of any pledge, lien, charge, security interest or other encumbrance (except for certain servicing rights described on Schedule C-42 hereto or otherwise contemplated by this Agreement, the Other MLPA or the Pooling and Servicing Agreement). The sale of the Exhibit A-1 Loans to the Purchaser or its designee does not, and the sale of the Mortgage Loans to Column did not, require the Seller or the Additional Party to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee, or in blank, and each such endorsement is genuine.

          3. Payment Record. No scheduled payment of principal and interest due under any Mortgage Loan on the Due Date in March 2003 and on any Due Date in the twelve-month period immediately preceding the Due Date for such Mortgage Loan in March 2003 was 30 days or more delinquent, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except as otherwise set forth on Schedule C-4 hereto, and, further, except for the following (collectively, the "Permitted Encumbrances"): (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (c) exceptions and exclusions specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) condominium declarations of record and identified in the related lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below); and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group. With respect to each Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan. The related assignment of the Mortgage for each Mortgage Loan, as contemplated by clause (iv) of the definition of "Mortgage File" in the

Pooling and Servicing Agreement, executed and delivered in favor of the Trustee, or in blank, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller or the Additional Party), sufficient to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee or in blank, as applicable.

          5. Assignment of Leases. The Mortgage File contains an assignment of leases and rents (an "Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein, except that a license may have been granted to the related Borrower to exercise certain rights and perform certain obligations of the lessor under the relevant lease or leases, including, without limitation, the right to operate the related leased property; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, as contemplated by clause (v) of the definition of "Mortgage File" in the Pooling and Servicing Agreement, executed and delivered in favor of the Trustee, or in blank, is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller or the Additional Party) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee or in blank, as applicable.

          6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as otherwise set forth on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Additional Party with respect to any Mortgage Loan since February 20, 2003. The Additional Party has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Mortgage Loan not to be true and correct in any material respect.

          7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared in connection with the origination of such Mortgage Loan, the related Mortgaged Property is, to the Additional Party's knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance); provided that, if no engineer or architect physically visited the related Mortgaged Property in connection with preparing and delivering such engineering report, then the representation and warranty made in this sentence shall not be qualified by "to the Additional Party's knowledge". Except as otherwise set forth on Schedule C-7 hereto, as of origination of such Mortgage Loan there was no proceeding pending, and subsequent to such date, the Additional Party has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. If any of the engineering reports referred to above in this Paragraph 7 revealed any material damage or material deferred maintenance, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimate of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the lesser of (a) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage Loan and
(b) $50,000. As of the date of the origination of each Mortgage Loan: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

          8. Title Insurance. The lien of each Mortgage securing a Mortgage Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Mortgage Loan after all advances of principal, insuring the originator of the related Mortgage Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances and such other matters as are described on Schedule C-8 hereto. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, the Additional Party has made no claims thereunder and, to the Additional Party's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. The Additional Party has not, and to the Additional Party's actual knowledge, no prior holder of the related Mortgage has, done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of the Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following:
(a) access to a public road; and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Mortgage Loan is the same as the property legally described in the related Mortgage. Such Title Policy affirmatively insures against loss resulting from the forced removal of improvements at the related Mortgaged Property encroaching on an easement.

          9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. If the related Mortgage Loan Documents include any requirements regarding (a) the completion of any on-site or off-site improvements and (b) the disbursement of any funds escrowed for such purpose, and if those requirements were to have been complied with on or before the Closing Date, then such requirements have been complied with in all material respects or such funds so escrowed have not been released except to the extent specifically provided by the related Mortgage Loan Documents.

          10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Mortgage Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions for commercial mortgage loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Additional Party, the Purchaser or any transferee thereof except for such fees and expenses (all of which are the obligation of the related Borrower under the related Mortgage Loan Documents) as would be payable in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

          12. Environmental Conditions. With respect to each Mortgage Loan, (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property, or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan or thereafter, (b) the report (the "Environmental Report") relating to such environmental site assessment or update thereof is dated no earlier than twelve months prior to the Closing Date, (c) a copy of each such Environmental Report has been delivered to the Purchaser or its designee, and (d) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(MV) hereto, one or more of the following are true--(A) one or more parties not related to or including the related Borrower and collectively having financial resources reasonably estimated to be adequate to cure the subject violation in all material respects, were identified as the responsible party or parties for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than the lesser of (1) 2% of the outstanding principal balance of the related Mortgage Loan and (2) $50,000,
(F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(EI) hereto and insured under a policy of insurance subject to reasonable per occurrence and aggregate limits and a reasonable deductible, against certain losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Additional Party's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to the Additional Party in connection with the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage Loan Documents for each Mortgage Loan require the related Borrower to comply in all material respects with all applicable federal, state and local environmental laws and regulations. The Additional Party has not taken any affirmative action which would cause the Mortgaged Property securing any Mortgage Loan not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Mortgage Loan Documents generally to the effect that, except as set forth in certain specified environmental reports and to the Borrower's knowledge, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. Unless the related Mortgaged Property is identified on Schedule C-12(EI) hereto, the related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Additional Party and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Mortgage Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach.

          13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. The Additional Party has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

          14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance policy included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except in the case of the Mortgaged Properties identified on Schedule C-14 hereto, each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If, based solely on a flood zone certification or a survey of the related Mortgaged Property, any portion of the improvements on a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, then a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis, (2) the outstanding principal balance of such Mortgage Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and, to the Additional Party's actual knowledge, all such insurance is in full force and effect. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties and seismic insurance to the extent any Mortgaged Property has a probable maximum loss of greater than twenty percent (20%) of the replacement value of the related improvements, calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in same area or earthquake zone. If the Mortgaged Property for any Mortgage Loan is located in Florida or within 25 miles of the coast in Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina, then such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan and
(ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property. If any Mortgaged Property is, to the Additional Party's knowledge, a materially non-conforming use or structure under applicable zoning laws and ordinances, then, in the event of a material casualty or destruction, one or more of the following is true: (i) such Mortgaged Property may be restored or repaired to materially the same extent of the use or structure at the time of such casualty; (ii) such Mortgaged Property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders; or (iii) the amount of hazard insurance currently in place and required by the related Mortgage Loan Documents would generate proceeds sufficient to pay off the subject Mortgage Loan. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). With respect to each Mortgage Loan, the related Mortgage Loan Documents require that the related Borrower or a tenant of such Borrower maintain insurance as described above or permit the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage Loan Documents for each Mortgage Loan provide that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage Loan Documents may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To the Additional Party's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

          15. Taxes and Assessments. As of the date of origination of the subject Mortgage Loan or the Cut-off Date, whichever is later, there were no (and, to the Additional

Party's actual knowledge, as of the Closing Date, there are no) delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

          16. Borrower Bankruptcy. No Mortgaged Property securing a Mortgage Loan is the subject of, and no Borrower under a Mortgage Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

          17. Local Law Compliance. To the Additional Party's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or a representation of the related Borrower at the time of origination of the subject Mortgage Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan).

          18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in the subject real property (the "Fee Interest"), then:

          (a) such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances, and such Ground Lease provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

          (c) the Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such

Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

          (d) such Ground Lease is in full force and effect, the Additional Party has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease, and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

          (e) such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan; and such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) the mortgagee under such Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) except as described on Schedule C-18 hereto, such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than twenty (20) years beyond the end of the amortization term of such Mortgage Loan;

          (h) such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Mortgage Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any casualty insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and under the terms of such Ground Lease and the related Mortgage Loan Documents, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Mortgage Loan (except as otherwise provided by applicable law) and subject to any rights to require the improvements to be rebuilt;

          (j) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the related Mortgaged Property is located at the time of the origination of such Mortgage Loan;

          (k) the lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage; and

          (l) such Ground Lease provides that it may not be amended or modified without the prior consent of the mortgagee under such Mortgage Loan and that any such action without such consent is not binding on such mortgagee, its successors or assigns.

          19. Qualified Mortgage. Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

          20. Advancement of Funds. The Additional Party has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or a tenant at or the property manager of the related Mortgaged Property), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

          21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for interest-only payments without principal amortization for more than six months or for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue, may be compounded monthly and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Mortgage Loan or otherwise.

          22. Legal Proceedings. To the Additional Party's knowledge, as of origination of the Mortgage Loan, except as set forth on Schedule C-22 hereto, there were no, and to the Additional Party's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or any guarantor to the extent a reasonably prudent commercial or multifamily, as applicable, mortgage lender would consider such guarantor material to the underwriting of such Mortgage Loan) under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Mortgage Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Mortgage Loan or the ability of any such guarantor to meet its obligations.

          23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23 hereto, none of the Mortgage Loans permits the related Mortgaged Property or any direct controlling equity interest in the related Borrower to be encumbered by any mortgage lien or, in the case of a direct controlling equity interest in the related Borrower, a lien to secure any other debt, without the prior written consent of the holder of the subject Mortgage Loan or the satisfaction of debt service coverage or similar criteria specified therein. To the Additional Party's knowledge, as of origination of the subject Mortgage Loan, and to the Additional Party's actual knowledge, as of the Closing Date, except as otherwise set forth on Schedule C-23 hereto, and except for cases involving other Mortgage Loans, no Mortgaged Property securing the subject Mortgage Loan is encumbered by any other mortgage liens (other than Permitted Encumbrances) and no direct controlling equity interest in the related Borrower is encumbered by a lien to secure any other debt. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable costs and expenses related to any required consent to an encumbrance, including reasonable legal fees and expenses and any applicable Rating Agency fees, or would permit the subject mortgagee to withhold such consent if such costs and expenses are not paid by a party other than such mortgagee.

          24. No Mechanics' Liens. To the Additional Party's knowledge, as of the origination of the Mortgage Loan, and, to the Additional Party's actual knowledge, as of the Closing Date: (i) each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

          25. Compliance with Usury Laws. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

          26. Licenses and Permits. To the extent required by applicable law, each Mortgage Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Mortgage Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Additional Party's knowledge, as of the date of origination of each Mortgage Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related Borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that the originator of the Mortgage Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

          27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Mortgage Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Mortgage Loans is at least equal to the total amount of such Mortgage Loans.

          28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28 hereto, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans, and the other individual Mortgage Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price (in an amount that is at least equal to 125% of the allocated loan amount for the released property or parcel) and prepayment consideration in connection therewith or (iii) the delivery of substitute real estate collateral. No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted pursuant to the terms of any Mortgage Note or Mortgage will constitute a significant modification of the related Mortgage Loan under Treas. Reg.
Section 1.860G-2(b)(2).

          29. Defeasance. With respect to any Mortgage Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note or Mortgage provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Mortgage Loan of the exercise of the defeasance option and payment by the Borrower of all related reasonable fees, costs and expenses as set forth below; if the Borrower would continue to own assets in addition to the defeasance collateral, requires, or permits the lender to require, the Mortgage Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires counsel to provide a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Mortgage Loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To the Additional Party's actual knowledge, defeasance under the Mortgage

Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, the related Mortgage Loan Documents provide that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Mortgage Loan having a Cut-off Date Principal Balance equal to or greater than $19,900,000, the Mortgage Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Mortgage Loan and require the Borrower to pay any Rating Agency fees and expenses.

          30. Fixed Rate Loans. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

          31. Inspection. The Additional Party, an affiliate of the Additional Party, or a correspondent in the conduit funding program of the Additional Party, inspected, or caused the inspection of, each Mortgaged Property securing a Mortgage Loan within twelve (12) months of the Closing Date.

          32. No Material Default. To the Additional Party's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Additional Party in this Exhibit C.

          33. Due-on-Sale. The Mortgage for each Mortgage Loan contains a "due-on-sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the holder of such Mortgage, either the related Mortgaged Property, or any direct controlling equity interest in the related Borrower, is transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Mortgage Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Mortgage Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan, and other than as described on Schedule C-33 hereto. The related Mortgage Loan Documents require the Borrower under each Mortgage Loan to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the related Mortgage for all actions requiring such consent or approval under the related Mortgage, including the cost of counsel opinions relating to REMIC or other securitization and tax issues or require the payment of a specified fee or fees, including a 1% assumption fee that would be applied to pay such fees and expenses.

          34. Single Purpose Entity. Except as otherwise described on Schedule C-34 hereto, each Mortgage Loan with an original principal balance over $5,000,000.00 requires the related Borrower to be, at least for so long as the Mortgage Loan is outstanding, and to the Additional Party's actual knowledge, the related Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a Person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Mortgage Loan Documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents;
(iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and
(iv) holds itself out as being a legal entity, separate and apart from any other person. In addition, each Mortgage Loan with a Cut-off Date Principal Balance of $20,000,000 or more, the related Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis; hold itself out as being a legal entity, separate and apart from any other person, and such organizational documents further provide substantially to the effect that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the consent of an independent director or member or the unanimous consent of all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. The Additional Party has obtained, with respect to each Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more, in connection with its origination or acquisition thereof, a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To the Additional Party's actual knowledge, each Borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Mortgage Loan having a Cut-off Date Principal Balance of $20,000,000 or more that is a single member limited liability company, provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence, and the Additional Party has obtained, in connection with its origination or acquisition of the subject Mortgage Loan, an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

          35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

          36. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

          37. ARD Loans. Each Mortgage Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

          38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Mortgage Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators and all Borrower-owned furniture, fixtures and equipment material to the operation and use of the Mortgaged Property as presently operated, and if such Mortgaged Property is a hotel operated by the related Borrower, then such personal property constitutes such portion of the material personal property required to operate the Borrower's business as the Additional Party considered appropriate in light of its underwriting standards; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien and security interest on the property described therein (subject to the exceptions set forth in Paragraph 13 above), which lien/security interest shall, in the case of (i) elevators at all Mortgaged Properties having the same and (ii) all Borrower-owned furniture, fixtures and equipment at Borrower operated hotel properties, be a first priority lien/security interest except for certain personal property subject to purchase money security interests and personal property leases. In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC financing statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Mortgage Loan has been executed by the Additional Party in blank which the Purchaser or its designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Mortgage Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

          39. Disclosure to Environmental Insurer and Other Matters. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then the Additional Party:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property that are or were in the Additional Party's possession or are otherwise known to the Additional Party; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports that are or were in the Additional Party's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy. If the Mortgaged Property securing any Mortgage Loan is covered by a secured creditor impaired property policy, then: (x) all premiums for such insurance have been paid; (y) such insurance is in full force and effect; and (z) (i) an environmental report, a property condition report or an engineering report was prepared that included an assessment for lead based paint ("LBP") (in the case of a multifamily property built prior to 1978), asbestos containing materials ("ACM") (in the case of any property built prior to 1985) and radon gas ("RG") (in the case of a multifamily property) at such Mortgaged Property and (ii) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting such Mortgaged Property, then,
(A) the related Borrower was required to remediate such condition or circumstance prior to the closing of the subject Mortgage Loan, or (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure such condition or circumstance, or (C) the related Mortgage Loan Documents require the related Borrower to establish an operations and maintenance plan with respect to such condition or circumstance after the closing of such Mortgage Loan. If the Mortgage Loan is listed on Schedule C-12(EI) hereto and the environmental insurance for such Mortgage Loan is not a secured creditor policy but was required to be obtained by the Borrower, then the holder of the Mortgage Loan is entitled to be an additional insured under such policy, all premiums have been paid, such insurance is in full force and effect and, to the Additional Party's knowledge, the Borrower has made the disclosures and complied with the requirements of clauses (a) and (b) of this Paragraph 39.

          40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Mortgage Loan, if any, constitute "customary prepayment penalties" within meaning of Treas. Reg. Section 1.860G- 1(b)(2).

          41. Operating Statements. Except for the Mortgage Loans with an initial principal balance less than $3,000,000, which may only require annual statements, and except as set forth on Schedule C-41 hereto, each Mortgage Loan requires the Borrower, in some cases only at the request of the holder of the related Mortgage, to provide the owner or holder of the related Mortgage with at least quarterly and annual operating statements, rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements with respect to each Mortgage Loan with an original principal balance greater than $20 million shall be audited (or prepared and certified) by an independent certified public accountant upon the request of the holder of the related Mortgage.

          42. Servicing Rights. Except as set forth on Schedule C-42 hereto or as otherwise contemplated in this Agreement, the Other MLPA or the Pooling and Servicing Agreement, no Person has been granted or conveyed the right to service any Mortgage Loan or receive any consideration in connection therewith.

          43. Recourse. Each Mortgage Loan is non-recourse; provided that, except as described on Schedule C-43 hereto or for Mortgage Loans with a Cut-off Date Principal Balance of less than $5,000,000, the Borrower and either a principal of the Borrower or other individual guarantor, with assets other than any interest in the Borrower, is liable in the event of (i) fraud or material misrepresentation, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards or tenant security deposits, (iii) violation of applicable environmental laws or breaches of environmental covenants or (iv) the filing of a voluntary bankruptcy or insolvency proceeding by the Borrower; and provided, further, that, with respect to clause (iii) of the preceding proviso, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Additional Party or anyone acting on behalf of the Additional Party.

          44. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Purchaser.

          45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

          46. Servicing. The servicing and collection practices used with respect to each Mortgage Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

          47. Originator's Authorization To Do Business. To the extent required under applicable law, as of the Mortgage Loan's funding date and at all times when it held such Mortgage Loan, the originator of each Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located, except where the failure to be so authorized does not adversely affect the enforceability of such Mortgage Loan.

          48. No Fraud In Origination. In the origination of the Mortgage Loan, neither the originator nor any employee or agent of the Additional Party or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To the Additional Party's actual knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to the Additional Party or originator with respect to the origination of the Mortgage Loan, the Borrower or the Mortgaged Property.

          49. Appraisal. In connection with its origination or acquisition of each Mortgage Loan, the Additional Party obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Additional Party's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; to the Additional Party's knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Mortgage Loan was originated.

          50. Jurisdiction of Organization. Each Borrower under a Mortgage Loan was organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

          51. Borrower Concentration. No single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Mortgage Loans with a Cut-off Date Principal Balance of $50,000,000 or more.

          52. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the Additional Party, its affiliated servicer or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Purchaser or its designee or have been conveyed under the Other MLPA to the Master Servicer.

          53. Access. The Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an irrevocable easement permitting ingress and egress.

          54. Origination of the Mortgage Loans. All of the Mortgage Loans were originated by the Additional Party.

                EXCEPTIONS TO MLPA REPRESENTATIONS AND WARRANTIES

                                  SCHEDULE C-4

                             Lien; Valid Assignment

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10017258/800 Jefferson Street, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto).

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017742/Timberlake Apartments, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and was not included in the sale by the Seller to Column and will not be included in the sale by Column to the Purchaser. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto).

                                  SCHEDULE C-6

                   Mortgage Status; Waivers and Modifications

EXHIBIT A-1 LOANS:

          Loan No. 100172581/800 Jefferson - The intercreditor agreement between the Seller and CBA-Mezzanine Capital Finance, LLC has been amended and restated and a copy of the amended and restated agreement has been delivered to the Purchaser in the related Mortgage File.

          Loan No. 10018769/Brooks Portfolio Loan B and Loan No. 10019386/596 Lowell - modifications to mortgages and amendment and restatement of the corresponding notes are pending to eliminate cross-default and cross-collateralizations provisions with respect to a third loan which is outside the Mortgage Pool.

          Loan No. 10016988/Randloph Mall - On March 25, 2003, Seller approved
(i) a one year waiver (for the current policy period which expires December 31, 2003) permitting the maximum property insurance deductible to be increased from $25,000.00 to $100,000.00 per occurrence (with a $1,000,000.00 aggregate), and
(ii) a waiver of the minimum rating requirements with respect to Royal Indemnity Company (which carries a $350 million excess property insurance with respect to the mortgaged property) from S&P "A" and Moody's "A2" to S&P "BBB+" and Moody's "Baa2".

EXHIBIT A-2 LOANS:

          The following amendments and modifications have been made since December 28, 2002, and all of the related amended or modified documents have been delivered by the Seller or Column to the Purchaser as part of the related Mortgage File:

          o Loan No. 10017591/Williams Centre Building 1 - Note and deed of trust modified to correct scrivener's error.

          o Loan No. 10017926/Williams Centre Building 3 - Note and deed of trust modified to correct scrivener's error.

          o Loan No. 10017927/Williams Centre Building 2 - Note and deed of trust modified to correct scrivener's error.

          o Loan No. 10017401/401-403 South Washington - Note modified to correct scrivener's error (substituted first page of note to correct first payment date from 1/1/02 to 1/1/03).

          o Loan No. 10018244/Walgreens-Waterbury - Completion/Repair Escrow Security Agreement was amended and restated to correct scrivener's error.

          o Loan No. 10017967/Bayview East and Manette Villa Apartments - A page of the Replacement Reserve Escrow and Security Agreement was substituted to correct scrivener's error.

          o Loan No. 10017446/Indiana Business Center - Note amended to add California statutory waiver re: prepayment.

          o Loan No. 10017860/Park Oaks Village Phase II - Note amended to add California statutory waiver re: prepayment.

          o Loan No. 10017784/Premier Self Storage - Note amended to add California statutory waiver re: prepayment.

          o Loan No. 10017742/Timberlake Apartments -- The intercreditor agreement between Column (as successor in interest to Seller) and CBA-Mezzanine Capital Finance, LLC has been amended and restated and a copy of the amended and restated agreement has been delivered to the Purchaser in the related Mortgage File.

                                  SCHEDULE C-7

                       Condition of Property; Condemnation

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017678/Abbotts Village, which had an original principal balance of $11,600,000, the related Borrower has advised the Seller at the time of the loan closing that a governmental authority was attempting to obtain title to portions of the related Mortgaged Property along existing rights of way in connection with a proposed widening of the intersection of said rights of way. The portion of the property at issue in this proposed taking was not included in the appraised value used in underwriting the Mortgage Loan. The related Mortgage provides that the related Borrower shall be entitled to retain up to $750,000 of the proceeds from such taking (if successful) provided that certain specified conditions are satisfied. The proposed taking of the portion of the property at issue will not materially impair the access to, or the value, income generating capacity, use or operation of, the Mortgaged Property. The Seller has received a Petition for Condemnation filed by Fulton County, as Plaintiff/Condemnor, in the Superior Court of Fulton County, Georgia, on March 6, 2003, in connection with this proposed taking.

                                  SCHEDULE C-8

                                 Title Insurance

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10017258/800 Jefferson Street, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The Title Policy is in the amount of the sum of the principal balances of the Mortgage Loan and the corresponding subordinate "B Loan".

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017742/Timberlake Apartments, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and was not included in the sale by the Seller to Column and will not be included in the sale by Column to the Purchaser. The Title Policy is in the amount of the sum of the principal balances of the Mortgage Loan and the corresponding subordinate "B Loan".

                                SCHEDULE C-12(MV)

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10018769/Brooks Portfolio B, the Environmental Report for the Mortgaged Property known as 1-9 Powers Street (one of four Mortgaged Properties primarily securing such Mortgage Loan) identified evidence that two underground storage tanks were installed at that Mortgaged Property in the mid-1970's. Due to the presence of those underground storage tanks, the Environmental Report recommended that a subsurface investigation be conducted to determine whether the tanks were still present on the Mortgaged Property, and to test the subsurface to verify that no contamination was present. Subsequent to issuance of the Environmental Report, the related Borrower provided the Seller documentation evidencing the prior removal of the underground storage tanks. Accordingly, the Seller determined that there was no material need for any further subsurface investigation at the Mortgaged Property.


                                    C-12(MV)

                                SCHEDULE C-12(EI)

EXHIBIT A-1 LOANS:

          The following Mortgage Loans have a secured creditor insurance policy:

          Loan No. 10013895/Wilcox Apartments
          Loan No. 10018286/CVS-Indianapolis
          Loan No. 10017521/Symmes Gate Station


                                    C-12(EI)

                                  SCHEDULE C-14

EXHIBIT A-2 LOANS:

          With respect to Loan Nos. 10016827/Walgreens-Albany,
10017817/Walgreens-Olive Branch and 10018244/Walgreens-Waterbury, the requirement that business interruption insurance be obtained was waived because the related borrower's lease with its tenant, Walgreens Co., does not permit abatement of rent following a casualty.

                                  SCHEDULE C-18

                              Leasehold Estate Only

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017686/CVS-Wilmington, the original term of the Ground Lease plus additional option terms that are exercisable by the mortgagee extend 17 years beyond the end of the amortization term of the Mortgage Loan.

                                  SCHEDULE C-22

                                Legal Proceedings

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017678/Abbotts Village, which had an original principal balance of $11,600,000, the related Borrower has advised the Seller at the time of the loan closing that a governmental authority was attempting to obtain title to portions of the related Mortgaged Property along existing rights of way in connection with a proposed widening of the intersection of said rights of way. The portion of the property at issue in this proposed taking was not included in the appraised value used in underwriting the Mortgage Loan. The related Mortgage provides that the related Borrower shall be entitled to retain up to $750,000 of the proceeds from such taking (if successful) provided that certain specified conditions are satisfied. The proposed taking of the portion of the property at issue will not materially impair the access to, or the value, income generating capacity, use or operation of, the Mortgaged Property. The Seller has received a Petition for Condemnation filed by Fulton County, as Plaintiff/Condemnor, in the Superior County of Fulton County, Georgia, on March 6, 2003, in connection with this proposed taking.

                                  SCHEDULE C-23

                              Other Mortgage Liens

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10017258/800 Jefferson Street, the related Mortgage Loan is the "A Loan" of an A/B structured loan transaction. The corresponding "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The related Mortgage secures both the Mortgage Loan and the "B Loan".

          With respect to Loan No. 10015927/Main Street Medical Campus, members of the Borrower may pledge their right to receive net cash distributions from the borrowing entity pursuant to the terms of its operating agreement upon the satisfaction of certain conditions, including execution of an intercreditor and subordination agreement, the pledge is limited to net cash distributions and no other property or membership interest is pledged, and satisfaction of rating agency requirements.

          With respect to Loan No. 10016215/2300 Imperial Building, members or partners of the sole members (each, a "Member Entity") of certain of the co-Borrowers are permitted to obtain financing secured solely by pledges of their respective rights to receive net cash distributions from the respective Member Entity or by portions of their membership interests in such respective Member Entity upon satisfaction of certain conditions, including satisfaction of rating agency requirements and evidence that enforcement of such pledge or encumbrance will not result in any change in control of any co-Borrower or respective Member Entity. Additionally, any member of any of the co-Borrowers may pledge its membership interest in the respective borrowing entity upon the mortgagee's prior written consent and the satisfaction of certain conditions, including specified combined loan to value and debt service coverage ratios, execution of an intercreditor and subordination agreement by an institutional mezzanine lender, establishment of a lockbox arrangement and receipt of rating agency confirmation.

          With respect to Loan No. 10016968/Cambridge Crossing, a member of the Borrower contributed capital to that borrowing entity in consideration for the ability to (i) receive preferred distributions and (ii) upon the occurrence of certain events, exercise certain rights and remedies with respect to the managing member of that borrowing entity, the manager of the related mortgaged property, and membership interests in the related Borrower. That member's payment rights are subordinate to the payment of the Mortgage Loan pursuant to an agreement among the member, the Borrower and the Seller.

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017742/Timberlake Apartments, the related Mortgage Loan is the "A Loan" of an A/B structured loan transaction. The corresponding "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and was not included in the sale by the Seller to Column and will not be included in the sale by Column to the Purchaser. The related Mortgage secures both the Mortgage Loan and the "B Loan".

          With respect to Loan No. 10017446/Indiana Business Center, future subordinate debt is permitted with the mortgagee's consent upon satisfaction of certain conditions, including satisfaction of specified loan-to-value and debt service coverage ratios, execution of a subordination and intercreditor agreement, rating agency confirmation and establishment of a lockbox account.

          With respect to Loan No. 10017110/Hillard Rome Road Giant Eagle Center, future mezzanine financing is permitted only with the mortgagee's prior written consent and only upon satisfaction of criteria specified in the related Mortgage, including satisfaction of specified loan-to-value and debt service coverage ratios, execution of a subordination and intercreditor agreements, rating agency confirmation and establishment of a lockbox account.

                                  SCHEDULE C-28

                        Releases of Mortgaged Properties

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10016215/2300 Imperial Building, the Borrower may obtain a release of an unimproved portion of the Mortgaged Property and an existing two story parking facility that is a part of the Mortgaged Property without a partial defeasance or payment of a release price upon satisfaction of certain conditions, including satisfactory separation of tax parcels, evidence of zoning compliance, evidence of satisfaction of parking requirements under related leases, creation of parking and access easements over the released parcel, the furnishing of temporary parking during the period of any construction of a new parking facility on the released parcel or renovation of the existing parking facility and, if requested, delivery of evidence that no adverse REMIC consequences will result from the release.

          With respect to Loan No. 10018769/Brooks Portfolio B which is secured by multiple properties, the Borrower may obtain a release of up to two specified properties if certain conditions are satisfied, including specified debt service coverage and loan-to-value ratios and the partial prepayment or partial defeasance of a specified percentage (based on 125% of the allocated loan amount) of the then-outstanding principal balance of the Mortgage Loan.

          With respect to Loan No. 10016988/Randolph Mall, the Borrower has the right to obtain the release of an unimproved parcel, identified in the related loan agreement, without payment of any consideration or repayment of any principal, upon compliance with requirements set forth in the loan agreement, including splitting tax lots, compliance with zoning, establishment of reciprocal easement agreements, delivery of a REMIC opinion, delivery of a rating agency confirmation, if requested by the mortgagee, and reimbursement of the mortgagee's reasonable costs and expenses.

                                  SCHEDULE C-33

                                   Due on Sale

EXHIBIT A-1 LOANS:

          1. With respect to Loan No. 10016968/The Shops at Cambridge Crossings, although CS Manager, LLC (the "Developer Member") owns 75% of the membership interests of the related Borrower, Kimco Preferred Investor X, Inc. (the "Kimco Member"), the owner of the other 25% of the membership interests, has certain rights under the Operating Agreement of Borrower (the "Operating Agreement") that arguably result in the Kimco Member having direct controlling equity interests in Borrower notwithstanding its minority ownership interest. In addition to other control rights, upon the occurrence of certain events, the Operating Agreement permits the Kimco Member to (a) remove the Developer Member as the manager of Borrower and substitute a Kimco Affiliate satisfying certain criteria (a "Manager Substitution"), and (b) acquire the membership interests of the Developer Member. Under the terms of a Consent and Agreement Regarding Preferred Equity that is part of the Mortgage File, a Manager Substitution or a transfer all or any portion of the membership interests of the Kimco Member (or any membership interests of the Developer Member following the Kimco Member's acquisition of such interests) may be made without the prior written consent of the holder of the Mortgage to:

          (i) any person or entity (including any affiliate of the Kimco Member owned by Kimco Realty Corporation (the "REIT") if less than 49.9% of membership interests of the Kimco Member are being transferred so long as management authority over such interests is retained by to the Kimco Member; or

          (ii) to any person or entity (including any affiliate of the Kimco Member owned by the REIT) so long as the REIT or any third-party transferee is (1) regularly engaged in the business of owning and operating commercial properties, and (2) has total assets in excess of $500,000,000 and capitalization in excess of $200,000,000 (collectively "Institutional Investor Criteria").

          In connection with any transfer of majority interests, the Kimco Member is required, upon the request of the holder of the Mortgage, to have obtained rating agency confirmation.

          2. With respect to Loan No. 10016998/Randolph Mall, the mortgagee has no consent rights with respect to transfers of interests in CBL & Associates Properties, Inc or CBL & Associates Limited Partnership in the public or private markets or merger or consolidation of either entity.

                                  SCHEDULE C-34

                              Single Purpose Entity

EXHIBIT A-1 LOANS:

          With respect to Loan No. 10017258/800 Jefferson Street, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and is not included in the sale by the Seller to the Purchaser. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto). The related Borrower is permitted to incur the indebtedness evidenced by the corresponding subordinate "B Loan" as well as that evidenced by the related first priority Mortgage Loan.

EXHIBIT A-2 LOANS:

          With respect to Loan Nos. 10017446/Indiana Business Center, which had an original principal balance of $5,550,000, and 10017576/Abbotts Village Shopping Center, which had an original principal balance of $11,600,000, the related Borrower was not required to be a Single-Purpose Entity.

          With respect to Loan No. 10017742/Timberlake Apartments, the related Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is owned by CBA-Mezzanine Capital Finance, LLC (or an Affiliate thereof) and was not included in the sale by the Seller to Column and will not be included in the sale by Column to the Purchaser. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto). The related Borrower is permitted to incur the indebtedness evidenced by the corresponding subordinate "B Loan" as well as that evidenced by the related first priority Mortgage Loan.

                                  SCHEDULE C-41

                              Operating Statements

EXHIBIT A-1 LOANS:

          With the exception of Loan No. 4162633/Sandalwood Apartment Complex, none of the Exhibit A-1 Loans require the delivery of an annual financial statement of the related Borrower, but do require the delivery of an annual balance sheet of the related Borrower and an annual operating statement with respect to the Mortgaged Property.

          Loan No. 10016215/2300 Imperial Building does not require the annual balance sheet to be audited (or prepared and certified) by an independent certified public accountant upon request of the mortgagee.

          With respect to Loan No. 100169884/Randolph Mall, the related loan agreement specifies quarterly and annual delivery of statements of profit and loss, not operating statements.

EXHIBIT A-2 LOANS:

          With the exception of Loan No. 10017678/Abbotts Village Shopping Center, none of the Exhibit A-2 Loans require the delivery of an annual financial statement of the related Borrower, but do require the delivery of an annual balance sheet of the related Borrower and an annual operating statement with respect to the Mortgaged Property.

          With respect to Loan No. 10017678/Abbotts Village Shopping Center, the related Mortgage Loan Documents require the delivery of a rent roll annually, but not quarterly.

                                  SCHEDULE C-42

                                Servicing Rights

EXHIBIT A-1 LOANS:

          With respect to each of the following Mortgage Loans, a third party is entitled to a correspondent servicing fee:

          Loan No. 10017129/Clovis Country Shopping Center
          Loan No. 10018164/Sav-On Lancaster
          Loan No. 10018352/Allsize Storage
          Loan No. 10018769/Brooks Portfolio B
          Loan No. 10019386/596 Lowell

EXHIBIT A-2 LOANS:

          With respect to each of the following Mortgage Loans, a third party is entitled to a correspondent servicing fee:

          Loan No. 10017817/Walgreens - Olive Branch
          Loan No. 10017494/Kuhlo
          Loan No. 10017685/CVS-Raleigh
          Loan No. 10017686/CVS-Wilmington
          Loan No. 10017860/Park Oaks Village

                                  SCHEDULE C-43

                                    Recourse

EXHIBIT A-1 LOANS:

          With respect to Loan No. 4162633/Sandalwood Apartments, the related Mortgage Loan Documents provide that the Borrower and an individual guarantor will be liable in the event of intentional misrepresentation rather than material misrepresentation.

          With respect to Loan No. 10016988/Randolph Mall the Borrower is liable for recourse carve-outs, but there is no guaranty of such obligations by another entity. The Borrower is liable for losses arising from fraud and intentional (as opposed to material) misrepresentation. The related loan agreement does not include misapplication of tenant security deposits as a trigger for personal liability of the Borrower.

EXHIBIT A-2 LOANS:

          With respect to Loan No. 10017390/Best Buy El Paso ($4.4 million original principal balance), the principals of Borrower liable for the specified "carve-outs" include both an individual and an entity, but the guaranty by the individual is only effective if the entity guarantor's net worth falls below $3 million.

          With respect to Loan No. 10017678/Abbotts Village Shopping Center ($11.6 million original principal balance), no principal of Borrower or other individual is liable for the specified "carve-outs".

                                  Exhibit D-1A

                      Form of Certificate of the Secretary
                or an Assistant Secretary of the Additional Party

                          KEYBANK NATIONAL ASSOCIATION

                        ASSISTANT SECRETARY'S CERTIFICATE

          I, _______________, hereby certify that I am a duly appointed Assistant Secretary of KeyBank National Association, a national banking association (the "Bank"), and further certify as follows:

          1. Attached hereto as Attachment A are true, correct and complete copies of the Articles of Association and the By-Laws of the Bank, which are in full force and effect on the date hereof.

          2. Attached hereto as Attachment B are the resolutions of the board of directors of the Bank authorizing and approving the Bank's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of March 27, 2003 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, Column Financial, Inc., as seller, and the Bank, as additional party, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of the Bank in effect on the date hereof.

          3. Attached hereto as Attachment C is a certificate of good standing with respect to the Bank issued by the Comptroller of the Currency within 30 days of the date hereof and no event (including, without limitation, any act or omission on the part of the Bank) has occurred since the date thereof that has affected the good standing of the Bank under the laws of the United States of America.

          4. Each person who, as an officer or representative of the Bank, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of the Bank prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.


                                     D-1A-1

          Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of April ___, 2003.


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title: Assistant Secretary


                                     D-1A-2

                                  ATTACHMENT A

                 Articles of Association and By-Laws of the Bank


                                     D-1A-3

                                  ATTACHMENT B

                             Resolutions of the Bank


                                     D-1A-4

                                  ATTACHMENT C

                        OCC Certificate of Good Standing


                                     D-1A-5

                                  Exhibit D-1B

                   Form of Certificate of the Additional Party

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CK2

                   CERTIFICATE OF KEYBANK NATIONAL ASSOCIATION

          In connection with the execution and delivery by KeyBank National Association ("KeyBank") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated as of March 27, 2003 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), as purchaser, Column Financial, Inc., as seller, and KeyBank, as additional party, and that certain Indemnification Agreement dated as of March 27, 2003 (the "Indemnification Agreement" and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), between KeyBank, CSFBMSC, Credit Suisse First Boston LLC and the other Underwriters, the undersigned hereby certifies that (i) the representations and warranties of KeyBank in the Agreements are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) KeyBank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

          Certified this ___day of April, 2003.

                                        KEYBANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                     D-1B-1

                                  Exhibit D-2A

          Form of Opinion of In-house Counsel to the Additional Party,
                           Pursuant to Section 7(vii)

                                 April 11, 2003

To the parties listed on
the attached Schedule I

          Re: Credit Suisse First Boston Mortgage Securities Corp. Series
              2003-CK2

Ladies and Gentlemen:

     As Senior Vice President and Associate General Counsel of KeyBank National Association, a national banking association (the "Bank"), I have acted as counsel to the Bank and to its affiliate KeyCorp Real Estate Capital Markets, Inc., dba KeyBank Real Estate Capital (the "Corporation"), in connection with the negotiation, execution and delivery by the Bank and the Corporation of the agreements listed below.

     In that regard, I or attorneys working under my direction have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction as being true copies of all such records of the Bank and the Corporation, all such agreements, certificates and other documents as I have deemed necessary as a basis for the opinions set forth herein, including the following agreements executed in connection with the above referenced securities:

     1. The Mortgage Loan Purchase Agreement, dated as of March 27, 2003, among the Bank, as Additional Party, Column Financial, Inc., as Seller, and Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMS"), as Purchaser;

     2. The Pooling and Servicing Agreement, dated as of April 11, 2003, among CSFBMS, as Depositor, the Corporation, as Master Servicer and as Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee; and

     3. The Indemnification Agreement, dated as of March 27, 2003, among the Bank, CSFBMS, Credit Suisse First Boston LLC and the other underwriters referenced therein.

     The agreements listed in items 1 through 3 above are collectively referenced herein as the "Agreements."


                                     D-2A-1

     In such examination, I or such attorneys working under my direction have assumed the genuineness of all signatures other than those signatures for the Bank and the Corporation, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as certified or photostatic copies. I or such attorneys have investigated such questions of law for the purpose of rendering these opinions as I have deemed necessary.

     Based on the foregoing, and subject to the limitations and qualifications set forth below, I am of the opinion that:

     (a) the Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

     (b) the Corporation has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio;

     (c) the Corporation has the corporate power and authority to own its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under the Agreements it is a party to;

     (d) the Agreements to which it is a party have been duly and validly authorized, executed and delivered by each of the Bank and the Corporation;

     (e) neither the execution and delivery by the Bank of the Agreements it is a party to, nor the consummation by the Bank of the transactions contemplated by such Agreements, nor the performance by the Bank of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Association or by-laws, as amended, of the Bank, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Bank under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse effect on the condition of the Bank, financial or otherwise, or adversely affect the transactions contemplated by, or the Bank's performance of its obligations under, the Agreements to which the Bank is a party, or (iv) the terms of any order, writ, judgment or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Bank or its property;

     (f) neither the execution and delivery by the Corporation of the Agreements it is a party to, nor the consummation by the Corporation of the transactions contemplated by such Agreements, nor the performance by the Corporation of its obligations thereunder will result in a material breach or violation of, or constitute a material default under (i) the Articles of Incorporation or by-laws, as amended, of the Corporation, (ii) the terms of applicable current provisions of statutory law or regulation, (iii) any existing obligation of the Corporation under any indenture, agreement, or instrument actually known to me, after reasonable investigation, which breach, violation or default would reasonably be expected to have a material adverse


                                     D-2A-2
effect on the condition of the Corporation, financial or otherwise, or adversely affect the transactions contemplated by, or the Corporation's performance of its obligations under, the Agreements to which the Corporation is a party, or (iv) the terms of any order, writ, judgment or decree actually known to me after reasonable investigation, issued by a court of competent jurisdiction and specifically directed to the Corporation or its property;

     (g) no consent, approval or authorization of, or filing with, any governmental agency or body is required of either the Bank or the Corporation in connection with its execution, delivery and performance of the Agreements to which it is a party, except such consents, approvals or authorizations as have been obtained or such filings as have been made; and

     (h) to my actual knowledge, after reasonable investigation, there are no actions, proceedings or investigations pending or threatened against the Bank or the Corporation before any court, administrative agency, or tribunal (i) asserting the invalidity of any of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated by any of the Agreements, or (iii) that could reasonably be expected to materially and adversely affect the enforceability of any of the Agreements against the Bank or the Corporation, as the case may be, or the ability of the Bank or the Corporation, as the case may be, to perform its obligations thereunder.

     For purposes of this opinion letter, I have assumed that (i) the Agreements have been duly executed and delivered by all parties thereto (other than the Bank and/or the Corporation, as the case may be) and are valid and binding upon and enforceable against such parties (other than the Bank and/or the Corporation, as the case may be), subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and (ii) there has been no mutual mistake of fact or misunderstanding, fraud, duress, or undue influence.

     The opinions expressed above are limited to Federal law and the laws of the State of Ohio.

     This opinion is rendered solely to the addressees hereof, for their use in connection with the transactions contemplated herein and may not be relied upon for any other purpose or by any other person.

                                        Very truly yours,

                                        Robert C. Bowes
                                        Senior Vice President and
                                        Associate General Counsel


                                     D-2A-3

                                   Schedule I
                               List of Addressees

Credit Suisse First Boston
   Mortgage Securities Corp.
11 Madison Avenue
New York, NY 10010

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, MD 21045-1951

Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY 10010

McDonald Investments Inc.
800 Superior Avenue, 17th Floor
Cleveland, OH 44114

Fitch, Inc.
One State Street Plaza
New York, NY 10004

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Moody's Investors Service, Inc.
99 Church Street
New York, NY 10007


                                     D-2A-4

                                  Exhibit D-2B

       Form of Opinion of Phillips, Lytle, Hitchcock, Blaine & Huber LLP,
                           Pursuant to Section 7(viii)

                                 April 11, 2003

Credit Suisse First Boston LLC          Moody's Investors Service, Inc.
11 Madison Avenue                       99 Church Street
New York, NY 10010                      New York, New York 10007

Credit Suisse First Boston Securities   Fitch Inc.
Mortgage Corp.                          One State Street Plaza, 31st Floor
11 Madison Avenue, 5th Fl.              New York, New York 10004
New York, NY 10019
                                        Goldman, Sachs & Co.
McDonald Investments Inc.               85 Broad Street
800 Superior Avenue                     New York, NY 10004
Cleveland, OH 44114

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045-1951

Re: Mortgage Loan Purchase Agreement between Column Financial, Inc., as Seller, Credit Suisse First Boston Securities Mortgage Corp., as Purchaser and KeyBank National Association, as additional party dated as of March 27, 2003 ("MLPA")
                                      and

     Pooling and Servicing Agreement among Credit Suisse First Boston Mortgage Securities Corp., as Depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital, as Master Servicer and Special Servicer, and Wells Fargo Bank Minnesota, N.A., as Trustee dated as of April 11, 2003, Series 2003-CK2 ("PSA" and collectively with the MLPA, the "Agreements")

Ladies and Gentlemen:

          We have acted as special local counsel to KeyBank National Association ("KeyBank"), as additional party in connection with the execution and delivery of the MLPA.

          We have also acted as special local counsel to KeyCorp Real Estate Capital Markets, Inc. d/b/a KeyBank Real Estate Capital ("KRECM") in connection with the execution and delivery of the PSA.


                                     D-2B-1

          In connection with rendering our opinion, we have reviewed the PSA and the MLPA and have made such investigations of law as we have deemed necessary or appropriate to enable us to render this opinion. As to facts material to our opinion we have, when relevant facts were not independently established, relied upon the representations of KeyBank and KRECM in the Agreements.

          In rendering the opinions expressed herein, we have assumed (i) the genuineness of all signatures by each party; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies;
(iv) the conformity in all material respects of the final executed form of the PSA with the version submitted to us in draft form on April 10,2003 and the final executed form of the MLPA with the version submitted to us in draft form on April 10, 2003; (v) the due formation and valid existence of the parties to the Agreements; and (vi) the due authorization, execution and delivery of the Agreements by the parties thereto, and their power and authority (including the obtaining of all necessary permits, licenses and approvals) to execute and perform the Agreements.

          Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof:

               1. The MLPA constitutes the legal, valid and binding contract and agreement of KeyBank and is enforceable in accordance with its terms.

               2. The PSA constitutes the legal, valid and binding contract and agreement of KRECM and is enforceable against KRECM in accordance with its terms.

          Our opinions concerning the enforceability of the Agreements are subject to the qualification that:

               (a) enforceability may be limited by or subject to (i) state and/or federal bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies; (ii) an implied duty of good faith; and (iii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (b) certain provisions of the Agreements may be unenforceable in whole or in part, although the inclusion of such provisions does not render any of the Agreements invalid as a whole, and the Agreements contain legally adequate provisions for enforcing the other obligations of the parties thereunder and for the practical realization of the principal rights and benefits purported to be afforded thereby, subject to the economic consequences of any judicial, administrative, or other procedural delay in connection with such enforcement and realization.

          In connection with servicing by KRECM of mortgages on residential property located in New York State, we point out that Section 6-k of the New York Banking Law imposes certain obligations on mortgagees with respect to casualty insurance escrow accounts, and


                                     D-2B-2

Section 254 of the New York Real Property Law imposes certain restrictions on the right of the mortgagee to retain casualty insurance proceeds.

          We express no opinion as to the applicability to, or effect on, the transactions contemplated by either of the Agreements, of any federal or state securities law, or the statutes, rules or regulations of any county, municipality or political subdivision.

          We are qualified to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any matter governed by the laws of any jurisdiction other than the laws of the State of New York, and, subject to the preceding paragraph, the federal law of the United States. This letter is furnished to you solely for your benefit in connection with the transactions contemplated by the Agreements. This opinion is not to be publicly filed, used, circulated, quoted or otherwise relied upon by any other person or entity or, for any other purpose, without our prior written consent.

                                        Very truly yours,


                                     D-2B-3

                                  Exhibit D-2C

               Form of Letter of Polsinelli Shalton & Welte, P.C.,
                            Pursuant to Section 7(x)

                                 April 11, 2003

Credit Suisse First Boston LLC   Goldman, Sachs & Co.
11 Madison Avenue                85 Broad Street
New York, New York 10010         New York, New York 10004

McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

     Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

Ladies and Gentlemen:

     We have acted as special counsel to KeyBank National Association ("Key") in connection with certain multifamily and commercial mortgage loans originated by Key and previously sold by Key to Column Financial, Inc. ("Column") and now being sold by Column to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") pursuant to that certain Mortgage Loan Purchase Agreement dated as of March 27, 2003 among Column as seller, the Depositor as purchaser, and Key as an additional party (the "KeyBank Mortgage Loan Purchase Agreement"), and that certain Mortgage Loan Purchase Agreement dated as of March 27, 2003 between Column as seller and the Depositor as purchaser (together with the KeyBank Mortgage Loan Purchase Agreement, the "Mortgage Loan Purchase Agreements"). Capitalized terms not otherwise defined herein are defined as set forth in the KeyBank Mortgage Loan Purchase Agreement.

     Further, in connection with the transactions contemplated by the Mortgage Loan Purchase Agreements (collectively, the "Transactions") we have acted as special counsel to Key in the preparation and review of certain sections of the Prospectus Supplement dated March 27, 2003 (the "Prospectus Supplement") to the Depositor's Prospectus dated March 27, 2003 (the "Base Prospectus," and together with the Prospectus Supplement, the "Prospectus") titled "Summary of Prospectus Supplement--Relevant Parties/Entities," "Summary of Prospectus Supplement--Significant Dates and Periods," "Summary of Prospectus Supplement--The Underlying Mortgage Loans," "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Underlying Mortgage Loans" (collectively, the "Prospectus Supplement--Specified Sections"), and further in connection with the preparation and review of the sections of the Confidential Offering Circular dated March 27, 2003 (the "Confidential


                                     D-2C-1

Offering Circular") titled "Summary--Relevant Parties," "Summary--Significant Dates and Periods" and "Summary--The Mortgage Loans" (the "Confidential Offering Circular--Specified Sections").

     The purpose of our professional engagement was to advise with respect to legal matters and not to determine or verify facts. Many of the determinations involved in the preparation of the Prospectus and the Confidential Offering Circular were factual. We have not independently verified, do not make any representation as to, and do not assume any responsibility for the accuracy, completeness or fairness of, the statements contained in the Prospectus or the Confidential Offering Circular.

     In connection with the delivery of this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Prospectus, the Confidential Offering Circular, and the KeyBank Mortgage Loan Purchase Agreement, and other such documents and records as we have deemed relevant or necessary as the basis for the views expressed in this letter, solely with respect to the information contained therein relating to the Mortgage Loans, all of which were originated by Key (the "Key Loans"). We have obtained such certificates from and made such inquiries of officers and other representatives of Key as we have deemed relevant or necessary as the basis of the views expressed in this letter. We have relied upon and assumed the accuracy of such other documents and records, such certificates and the statements made in response to such inquiries with respect to the factual matters upon which the views expressed in this letter are based.

     We assume, for purposes of this letter, the conformity of the text of the Prospectus filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed copy of the Prospectus reviewed by us. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Mortgage Loan Purchase Agreements and underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed in this letter, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures (except for the signatures of officers of Key) and the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies, (v) the due authorization by all necessary action, and the due execution and delivery, of the Mortgage Loan Purchase Agreements by the parties thereto and the constitution of the Mortgage Loan Purchase Agreements as the legal, valid and binding obligations of each party thereto, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, and similar laws relating to or affecting the enforceability of creditors' rights generally, the effect of general equitable principals (in equity or at law), and the availability of equitable remedies, (vi) the compliance with the relevant provisions of the Mortgage Loan Purchase Agreements by the parties thereto, (vii) the conformity to the requirements of the Mortgage Loan Purchase Agreements of the Mortgage Loan Documents delivered to Column, the Depositor, or their designees by Key,
(viii) the absence of any agreement that supplements or otherwise modifies the agreements expressed in the Mortgage Loan Purchase Agreements, and (ix) the conformity of the text of each document filed with the Securities Exchange Commission through the EDGAR system to the printed


                                     D-2C-2
documents reviewed by us. In rendering this letter, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     In the course of acting as special counsel to Key we have responded from time to time to inquiries from Key's closing coordinators, reviewed securitization questionnaires, title insurance commitments and surveys and prepared most of the loan documents for most of the Key Loans. In connection with the preparation of the Prospectus Supplement--Specified Sections and the Confidential Offering Circular--Specified Sections, we met in conferences and participated in telephone conversations with officers and employees of Key and counsel, officers and other representatives of Column, the Depositor, Credit Suisse First Boston LLC, Goldman, Sachs & Co. and McDonald Investments Inc., during which conferences and telephone conversations the contents of the Prospectus Supplement--Specified Sections and the Confidential Offering Circular--Specified Sections were discussed. We have not independently undertaken any procedures that were intended or likely to elicit information concerning the accuracy, completeness or fairness of the statements made in the Prospectus or the Confidential Offering Circular.

     On the basis of the foregoing and subject to the limitations set forth herein, nothing has come to our attention to cause us to believe that either the Prospectus Supplement--Specified Sections or the Confidential Offering Circular--Specified Sections, as of their respective dates or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to make, and we do not make, any comment in this paragraph with respect to (i) financial statements, financial ratings, tables, schedules, exhibits, annexes or other accounting, financial, numerical, statistical, or portfolio data or other information of that nature contained in or omitted from the Prospectus Supplement--Specified Sections or the Confidential Offering Circular--Specified Sections, or (ii) information contained in the computer diskette or the CD-ROM accompanying the Prospectus Supplement which we assume, but have not verified, does not vary from, and is not different in any way from, the information contained in the Prospectus Supplement). In that regard, we advise you that, as to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of Key and its affiliates. In addition, we call to your attention that, with your knowledge and consent, we have not (except as described above) examined or otherwise reviewed any of the Mortgage Files with respect to the Key Loans in connection with the Transactions, any particular documents contained in such files (including the related Mortgage Loan Documents) or any other documents with respect to the Key Loans.

     We note that investors in the certificates marketed and sold pursuant to the Confidential Offering Circular (the "Private Certificates") typically conduct due diligence on their own behalf, including review and analysis of the Key Loans and related information to a greater degree than we have done in the course of our representation of Key. Consequently, they have been and/or may be provided information regarding the Key Loans that we have not reviewed, and had we reviewed such information something may have come to our attention that would


                                     D-2C-3
have lead us to believe that the Confidential Offering Circular at the date thereof or at the date of this letter contained or contains an untrue statement of material fact or that otherwise would have been material in connection with evaluating an investment in the Private Certificates.

     Whenever a statement herein is qualified by the phrase "come to our attention," it is intended to indicate that, during the course of our representation of Key, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have been actively involved in representing Key in connection with the Transactions or in connection with the origination of any of the Key Loans being sold as part of the Transactions. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this letter should not be regarded as such an investigation. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Key.

     This letter is solely for the benefit of the addressees and may not be relied upon or used by, circulated, filed with any governmental authority or other regulatory agency, quoted or referred to, nor may copies hereof be delivered to, any other person (except to the parties involved in the Transactions and their respective counsel as part of the closing set related to the Transactions) without our prior written approval. We disclaim any obligation to update this letter for events occurring or coming to our attention after the date of this letter, notwithstanding that such changes may affect the views or beliefs expressed herein.

                                        Very truly yours,

                                        POLSINELLI SHALTON & WELTE, P.C.


                                     D-2C-4

SEC LETTER

                         Sidley Austin Brown & Wood LLP
                               787 Seventh Avenue
                            New York, New York 10019
                            Telephone: (212) 839-5300
                            Facsimile: (212) 839-5599

                                                      April 25, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                    Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-CK2

Ladies and Gentlemen:

     On behalf of Credit Suisse First Boston Mortgage Securities Corp. (the "Company"), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company's Current Report on Form 8-K, for the Pooling and Servicing Agreement, the First Mortgage Loan Purchase Agreement, the Second Mortgage Loan Purchase Agreement and the Underwriting Agreement in connection with the above-referenced transaction.

                                             Very truly yours,


                                             /s/ Bridget Murray
                                             -----------------------------------
                                             Bridget Murray

Enclosure